                                                                     EXHIBIT 2.1


                 AGREEMENT OF MERGER AND PLAN OF REORGANIZATION

         This AGREEMENT OF MERGER AND PLAN OF REORGANIZATION (this "Agreement") is made and entered into as of February 25, 2002 by and among SmartGate Inc., a Nevada corporation ("SmartGate"), SmartGate/RadioMetrix Acquisition Corp., a Nevada corporation ("SmartGate/RadioMetrix Acquisition Corp." or the "Sub") and RadioMetrix Inc., a Florida corporation ("RadioMetrix").

                                    RECITALS

         A. The Board of Directors of each of RadioMetrix, SmartGate and SmartGate/RadioMetrix Acquisition Corp. believe it is in the best interests of each company and their respective stockholders that RadioMetrix and SmartGate/RadioMetrix Acquisition Corp. combine into a single company through the statutory merger of RadioMetrix with and into SmartGate/RadioMetrix Acquisition Corp. (the "Merger") and, in furtherance thereof, have approved the Merger.

         B. The parties entered into a Letter of Intent, a copy of which is attached to this Agreement as Exhibit "A".

         C. RadioMetrix, SmartGate and SmartGate/RadioMetrix Acquisition Corp. desire to make certain representations and warranties and other agreements in connection with the Merger.

         D. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

         NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the parties agree as follows:

                                    ARTICLE I
                                   THE MERGER

         1.1 THE MERGER. At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement and Florida and Nevada Law, RadioMetrix shall be merged with and into SmartGate/RadioMetrix Acquisition Corp., the separate corporate existence of RadioMetrix shall cease and SmartGate/RadioMetrix Acquisition Corp. shall continue as the surviving corporation. SmartGate/RadioMetrix Acquisition Corp., as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

         1.2 EFFECTIVE TIME. As promptly as practicable after: (i) the satisfaction or waiver of the conditions set forth in Article V; and (ii) the Closing Date as hereinafter defined, the parties hereto shall cause the Merger to be consummated by filing Articles of Merger (the "Articles of Merger") with the Secretary of State of the States of Florida and Nevada, in such form as required by, and executed in accordance with the relevant provisions of Florida Law and Nevada Law ("Filings") and the date upon which the last of the two Filings is completed shall be the "Effective Time". The closing of the transactions contemplated hereby (the "Closing") shall take place on or before February 25, 2002, at 10:00 a.m. at the offices of RadioMetrix' counsel (the "Closing Date"), unless otherwise extended by mutual agreement of the parties.


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                                                                               2


         1.3 EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided under Florida Law and Nevada Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of RadioMetrix and SmartGate/RadioMetrix Acquisition Corp. shall vest in the Surviving Corporation, and all debts, liabilities and duties of RadioMetrix and SmartGate/RadioMetrix Acquisition Corp. shall become the debts, liabilities and duties of the Surviving Corporation. Further, at the Effective Time, SmartGate/RadioMetrix Acquisition Corp. shall become a wholly owned subsidiary of SmartGate and the shareholders of RadioMetrix, immediately before the Effective Time, shall become holders of shares of SmartGate Common Stock as herein provided.

         1.4      ARTICLES OF INCORPORATION: BYLAWS.

                  (A) At the Effective Time the Articles of Incorporation of SmartGate/RadioMetrix Acquisition Corp., as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Articles of Incorporation. Further, as part of the Merger and as soon as practicable following the Effective Time, the Articles of Incorporation of SmartGate shall be amended to change the name from SmartGate, Inc. to "Invisa, Inc.," or such other name as may be selected by SmartGate and the Articles of Incorporation of SmartGate/RadioMetrix Acquisition Corp. shall be amended to change the name from SmartGate/RadioMetrix Acquisition Corp. to "RadioMetrix, Inc." or such other name as may be selected by SmartGate.

                  (B) The Bylaws of SmartGate/RadioMetrix Acquisition Corp., as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended.

         1.5 DIRECTORS AND OFFICERS. The directors of SmartGate, immediately prior to the Effective Time, shall be the directors of the Surviving Corporation immediately after the Effective Time, each to hold office in accordance with the Articles of Incorporation and Bylaws of said entity, and the officers of SmartGate, immediately prior to the Effective Time, shall be the officers of the Surviving Corporation immediately after the Effective Time, in each case until their respective successors are duly elected or appointed and qualified.

         1.6    MERGER CONSIDERATION.

                  (A) As consideration for the Merger, SmartGate shall, at Closing, exchange and pay the following consideration for 100% of the outstanding capital stock of RadioMetrix:

                           (I)      $400,000 in cash

                           (II)     $800,000 by Promissory Note from SmartGate
payable in one installment of principal due in full 14 months following Closing, with interest at seven percent (7%) per annum which shall be paid monthly during the 14-month period. In the event that the Promissory Note ("Note") is not paid in full when due, interest after such default shall be at the rate of eighteen percent (18%) per annum from the date of such default until such amount is paid in full. There will be no pre-payment penalty. The form of Note is attached as
Schedule 1.6(a)(ii);

                           (III)    435,000 shares of SmartGate Common Stock;
and


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                                                                               3


                           (IV)     A quarterly revenue-based payment as defined
in and pursuant to the terms and conditions of the Quarterly Revenue Based Payment Agreement which is attached hereto as Exhibit "B" and incorporated herein by this reference.

                  (B) ADDITIONAL MERGER CONSIDERATION. Continent upon the following conditions (the "Earn Out Conditions"), SmartGate shall pay the following additional merger consideration to the shareholders of RadioMetrix (the "Earn Out Consideration"):

                           (I)      Upon the first commercial sale of a product
incorporating the RadioMetrix Technology (as that term is defined in Exhibit "B") or product applications, SmartGate shall pay the following to the RadioMetrix shareholders:

                                    (A)      $4,500,000 by Promissory Note
payable in one installment due in sixty (60) months together with interest at nine percent (9%) per annum, which interest shall be accrued and paid with principal. For purposes of this Agreement, the term "first commercial sale" shall mean any arms length sale of a commercially available product to a non-affiliated customer under normal commercial terms and conditions. While outstanding, the Promissory Note (principal and accrued interest) may, at the discretion of holder, be converted into shares of SmartGate Common Stock at the conversion ratio of one share of SmartGate common stock for each $5.00 of principal and interest, the Note shall be in the form attached as Schedule 1.6(b)(i)(a); and

                                    (B)      1,125,000 shares of SmartGate
Common Stock. The number of shares of Common Stock of SmartGate to be issued under this Section (b)(i)(b) shall be automatically increased to the extent that the aggregate market value of the shares of common stock to be issued under Section (b)(i)(b) on the date of issuance as determined by disinterested members of the SmartGate Board of Directors is less than $4,500,000; and

                           (II)     3,750,000 shares of SmartGate Common Stock,
upon the first to occur of: (i) $25,000,000 in revenue from RadioMetrix Technology, product applications, royalty or other revenue related to RadioMetrix Technology, product applications or assets including but not limited to license, royalty, joint venture or other revenue or consideration; or (ii) $4,000,000 in net pre-tax profits from the RadioMetrix Technology, product applications and royalty; or (iii) any thirty-day period during which SmartGate's Common Stock has an average closing price which equals or exceeds $15 per share; or (iv) a change in control of SmartGate. "Change of Control" shall mean that SmartGate has: entered into a merger transaction in which SmartGate is not the survivor; or sold shares representing sixty (60%) percent or more of the then outstanding shares in a transaction; or sold all or substantially all (i.e. - seventy [70%] percent or more of the fair market value) of the RadioMetrix Technology related assets; or sold or granted a master license to the RadioMetrix Technology to a third party in which the stockholders are different than the stockholders of SmartGate.

                  (C) REGISTRATION RIGHTS. On two occasions, the shares of SmartGate Common Stock issued or to be issued hereunder shall be registered with the SEC upon the demand of the holders of seventy-five percent (75%) of the shares of SmartGate's Common Stock issued pursuant to this Agreement. Additionally, the holders of the shares issued hereunder shall have piggyback registration rights in all future Registration Statements filed with the SEC by SmartGate. The terms and conditions of the registration rights shall be as set forth in the Registration Rights Agreement which is attached hereto as Exhibit "E" and incorporated herein by this reference.


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                                                                               4


                  (D)      CONVERSION OF RADIOMETRIX COMMON STOCK

                           (I)      Each share of common stock of RadioMetrix
(the "RadioMetrix Common Stock") issued and outstanding immediately prior to the Effective Time (other than any Dissenting Shares [as defined and to the extent provided in Section 1.7(a)] will be canceled and extinguished and be converted automatically into the Merger Consideration set forth in Section 1.6.

                           (II)     CAPITAL STOCK OF SMARTGATE/RADIOMETRIX
ACQUISITION CORP. Each share of common stock, par value $.001 per share, of SmartGate/RadioMetrix Acquisition Corp. issued and outstanding immediately prior to the Effective Time shall be owned by SmartGate. The stock certificate of SmartGate/RadioMetrix Acquisition Corp. evidencing ownership of such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

                           (III)    ADJUSTMENTS TO SMARTGATE SHARES. The number
of SmartGate shares to be issued hereunder shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into SmartGate Common Stock), reorganization, recapitalization or other like change with respect to SmartGate Common Stock occurring before the issuance of said shares.

                           (IV)     FRACTIONAL SHARES. No fraction of a share of
SmartGate Common Stock will be issued, but in lieu thereof each holder of shares of RadioMetrix Stock who would otherwise be entitled to a fraction of a share of SmartGate Common Stock (after aggregating all fractional shares of SmartGate to be received by such holder) shall be entitled to receive from SmartGate a whole share of SmartGate Common Stock.

                  (E) The Merger Consideration and the Additional Merger Consideration shall be allocated among the shareholders of RadioMetrix in an amount equal to the percentage of ownership interest each RadioMetrix shareholder held in RadioMetrix Common Stock as set forth on Schedule 1.6(e).

         1.7    DISSENTING SHARES.

                  (A) Notwithstanding any provision of this Agreement to the contrary, any shares of capital stock of RadioMetrix held by a holder who has demanded and perfected appraisal rights for such shares in accordance with Florida Law and who, as of the Effective Time, has not effectively withdrawn such appraisal rights ("Dissenting Shares"), shall not be converted into or represent a right to receive SmartGate Common Stock pursuant to Section 1.6, but the holder thereof shall only be entitled to such rights as are granted by Florida Law.

                  (B) Notwithstanding the provisions of subsection (a), if any holder of shares of capital stock of RadioMetrix who demands appraisal of such shares under Florida Law shall effectively withdraw the right to appraisal, then, as of the later of the Effective Time and the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive SmartGate Common Stock, without interest thereon, upon surrender of the certificate representing such shares.

                  (C) RadioMetrix shall give SmartGate: (i) prompt notice of any written demands for appraisal of any shares of capital stock of RadioMetrix, withdrawals of such demands, and any other instruments served pursuant to Florida Law and received by RadioMetrix; and (ii) the opportunity to participate in all negotiations and proceedings which


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                                                                               5


take place prior to the Effective Time with respect to demands for appraisal under Florida Law. RadioMetrix shall not, except with the prior written consent of SmartGate, voluntarily make any payment before the Effective Time with respect to any demands for appraisal of capital stock of RadioMetrix or offer to settle or settle any such demands.

         1.8    SURRENDER OF CERTIFICATES.

                  (A) EXCHANGE AGENT. Prior to the Effective Time, SmartGate shall designate a bank or act as its own exchange agent (the "Exchange Agent") in the Merger.

                  (B) SMARTGATE TO PROVIDE SMARTGATE COMMON STOCK. Promptly after the Effective Time, SmartGate shall make available to the Exchange Agent for exchange in accordance with this Article I the shares of SmartGate Common Stock issuable pursuant to Section 1.6 in exchange for outstanding shares of RadioMetrix Stock.

                  (C) EXCHANGE PROCEDURES. Promptly after the Effective Time, the Surviving Corporation shall cause to be mailed to each holder of record of a certificate or certificates (the "Certificates") which, immediately prior to the Effective Time, represented outstanding shares of RadioMetrix Common Stock whose shares were converted into the right to receive shares of SmartGate Common Stock pursuant to Section 1.6: (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as SmartGate may reasonably specify); and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of SmartGate Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by SmartGate, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor, a certificate representing the number of whole shares of SmartGate Common Stock which such holder is entitled pursuant to the Merger Consideration payment provisions of Section 1.6, and the Certificate so surrendered shall forthwith be canceled. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented shares of RadioMetrix Common Stock will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends, to evidence the ownership of the number of full shares of SmartGate Common Stock into which such shares of RadioMetrix Common Stock shall have been so converted in accordance with the Merger Consideration payment provisions of Section 1.6.

                  (D) RESTRICTIONS ON TRANSFER. Shares of SmartGate issued to RadioMetrix Shareholders hereunder shall not be registered under the Securities Act of 1933 and shall be subject to the following restrictive legend which shall be affixed to each certificate.

        "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT
        OF 1933, AS AMENDED (THE "SECURITIES ACT") AND ARE "RESTRICTED SECURITIES" AS DEFINED IN RULE 144 PROMULGATED UNDER THE SECURITIES ACT. THE SHARES REPRESENTED BY THE CERTIFICATE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, TRANSFERRED OR ASSIGNED EXCEPT (1) PURSUANT TO A REGISTRATION STATEMENT THEN IN EFFECT UNDER THE SECURITIES ACT, (2) IN COMPLIANCE WITH RULE 144, OR (3) PURSUANT TO AN OPINION OF COUNSEL TO THE ISSUER HEREOF, SATISFACTORY IN FORM AND SUBSTANCE TO THE ISSUER, THAT SUCH REGISTRATION OR COMPLIANCE IS NOT REQUIRED AS TO SUCH SALE, OFFER TO SELL, PLEDGE, HYPOTHECATION, TRANSFER OR ASSIGNMENT"

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                                                                               6


                  (E) TRANSFERS OF OWNERSHIP. If any certificate for shares of SmartGate Common Stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to SmartGate or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of SmartGate Common Stock in any name other than that of the registered holder of the certificate surrendered, or established to the satisfaction of SmartGate or any agent designated by it that such tax has been paid or is not payable.

                  (F) NO LIABILITY. Notwithstanding anything to the contrary in this Section 1.8, none of the Exchange Agent, the Surviving Corporation or any party hereto shall be liable to a holder of shares of SmartGate Common Stock or RadioMetrix Common Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

         1.9 NO FURTHER OWNERSHIP RIGHTS IN RADIOMETRIX COMMON STOCK. All shares of SmartGate Common Stock issued upon the surrender for exchange of shares of RadioMetrix Common Stock in accordance with the terms hereof (including any cash paid in respect thereof) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of RadioMetrix Common Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of RadioMetrix Common Stock which were outstanding immediately prior to the Effective Time. If after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

         1.10 LOST, STOLEN OR DESTROYED CERTIFICATES. In the event any certificates evidencing shares of RadioMetrix Common Stock shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of SmartGate Common Stock pursuant to
Section 1.6; provided, however, that SmartGate may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against SmartGate or the Exchange Agent with respect to the certificates alleged to have been lost, stolen or destroyed.

         1.11 TAX CONSEQUENCES AND ACCOUNTING TREATMENT. It is intended by the parties hereto that the Merger shall constitute reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended.

         1.12 TAKING OF NECESSARY ACTION: FURTHER ACTION. If at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of RadioMetrix and SmartGate/RadioMetrix Acquisition Corp., the officers and directors of RadioMetrix, SmartGate and SmartGate/RadioMetrix Acquisition Corp. are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

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                                                                               7



                                   ARTICLE II
                 REPRESENTATIONS AND WARRANTIES OF RADIOMETRIX

         RadioMetrix hereby makes the following representations and warranties to SmartGate and SmartGate/RadioMetrix Acquisition Corp. All representations and warranties are to the best knowledge and belief of RadioMetrix

         2.1 ORGANIZATION OF RADIOMETRIX: RadioMetrix (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida; and (b) has all corporate power and authority and all governmental licenses, permits, authorizations, consents and approvals to own and lease its properties and assets and to carry on its business as presently conducted.

         2.2 AUTHORIZATION; ENFORCEABILITY. RadioMetrix has, subject to shareholder approval, full corporate power and authority to enter into this Agreement, to consummate the transactions contemplated hereby, and to perform its obligations hereunder. This Agreement has been executed and delivered by a duly authorized officer of RadioMetrix and, upon approval by RadioMetrix Shareholders, will constitute a legal, valid and binding obligation of RadioMetrix, enforceable against RadioMetrix in accordance with its terms.

         2.3 NO BREACH OR VIOLATION. RadioMetrix' execution and delivery of this Agreement, its compliance with and fulfillment of the terms of this Agreement, and its consummation of the transactions contemplated hereby, do not and will not, with notice or passage of time or both, after giving effect to the approvals, consents and other actions described on Schedule 2.5 - Consents and Approvals attached hereto (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any lien upon the capital stock, assets, properties or rights of RadioMetrix pursuant to, (iv) give any person the right to accelerate any obligation under, or (v) result in a violation of; (a) any law applicable to RadioMetrix, (b) RadioMetrix' certificate of incorporation or bylaws, (c) any material franchise, permit, license, authorization, concession, order, judgment, writ, injunction or decree to which RadioMetrix is subject, or by which any of its assets, properties or rights are bound, or (d) any material lease, mortgage, indenture, deed of trust, trust agreement, note agreement or other agreement or instrument to which RadioMetrix is subject, or by which any of its assets, properties or rights are bound.

         2.4 LITIGATION. There is no litigation, suit, claim, action, proceeding or investigation pending or, to RadioMetrix' knowledge, threatened by or against RadioMetrix, whether at law or in equity, before any Governmental Authority or instrumentality or before any arbitrator of any kind. RadioMetrix has not been a party to any litigation, suit, claim, action, proceeding or investigation during the past two years. RadioMetrix is not a party or subject to any judgment, writ, injunction, order or decree.

         2.5 APPROVALS AND CONSENTS. Except as set forth on Schedule 2.5, no consent, approval, exemption, audit, waiver, order or authorization of; or declaration, qualification, designation, notice, filing or registration with, any governmental authority or any other person, is required for RadioMetrix' execution and delivery of this Agreement, the performance of its obligations hereunder, or its consummation of the transactions contemplated herein.

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                                                                               8


         2.6 OWNERSHIP OF UNITED STATES PATENT NUMBER 5,337,039. RadioMetrix has good and marketable title to United States Patent Number 5,337,039, free and clear of any and all claims, rights, security interests, encumbrances or liens, other than a first lien security interest held by SDR Metro and a second lien security interest held by SmartGate. Attached as Exhibit "C" is a copy of the Assignment pursuant to which RadioMetrix acquired all patent rights from SDR Metro. Exhibit "C" is a valid and enforceable agreement.

         2.7 RECEIVABLE FROM SMARTGATE. RadioMetrix has an account receivable from SmartGate. To the extent RadioMetrix receives any payment thereof from SmartGate prior to Closing, RadioMetrix will use the proceeds of such receivables only to advance the RadioMetrix Technology or technology development and to pay costs in connection with the Closing. No portion of the account receivable will be assigned or collected or distributed to RadioMetrix stockholders.

         2.8 NO LICENSES OR OTHER LONG-TERM COMMITMENTS. At Closing, RadioMetrix will have no licenses, joint ventures or other long-term commitments concerning the RadioMetrix Technology except those expressly consented to in writing by SmartGate.

         2.9 TAX RETURN. Attached hereto as Schedule 2.9 is the Federal Tax Return filed by RadioMetrix for the year 2000 (the "RadioMetrix 2000 Tax Return"). The RadioMetrix 2000 Tax Return is a true and correct copy of the tax return filed by RadioMetrix.

         2.10 MATERIAL CONTRACTS. To the best knowledge of RadioMetrix, attached hereto as Schedule 2.10 is a true, complete and accurate list of all contracts, whether written or oral, entered into by RadioMetrix or by which RadioMetrix is bound and which either: (i) cannot be canceled on ninety (90) days or less written notice; or (ii) require the aggregate payment of more than $1,000.

         Except as set forth on Schedule 2.10, all contracts required to be disclosed pursuant to this Section 2.10 are valid, binding and in full force and effect, and neither RadioMetrix, nor, to RadioMetrix' knowledge, any other party thereto, is in breach or violation of, or default under, nor, to RadioMetrix' knowledge, is there any valid basis for such a claim of breach or violation of, or default under, the terms of any such contract, and no event has occurred which constitutes or, with the lapse of time or the giving of notice or both would constitute, such a breach, violation or default by RadioMetrix thereunder.

         2.11 EMPLOYEES. RadioMetrix has complied in all material respects with all applicable laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining, age, pregnancy, disability, sex, race, national origin and other forms of unlawful discrimination, the WARN Act, and the payment and withholding of social security and other taxes due in respect thereof.

         2.12 ABSENCE OF CERTAIN DEVELOPMENTS. Since the date of the RadioMetrix 2000 Tax Return, and except as otherwise disclosed in this Agreement or the schedules hereto, RadioMetrix has not:

                  (A) Incurred any liabilities, other than liabilities incurred in the ordinary course of business or related to this transaction, or discharged or satisfied any lien or encumbrance or paid any liabilities, other than in the ordinary course of business, or failed to pay

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                                                                               9

or discharge when due any liabilities of which the failure to pay or discharge has caused or would reasonably be expected to cause any material damage or risk of material loss to any of its assets or properties;

                  (B) Created, incurred, assumed or guaranteed any indebtedness for borrowed money, or mortgaged, pledged or subjected any of its assets or properties to any mortgage, lien, pledge, security interest, conditional sales contract or other encumbrance of any nature whatsoever in an aggregate amount exceeding $1,000;

                  (C) Made or suffered any material amendment or termination of any contract to which it is a party or by which it is bound, or canceled, modified or waived any material debts or claims held by it or waived any rights of material value not in the ordinary course of business;

                  (D) Suffered any damage, destruction or loss, whether or not covered by insurance, of any item or items carried on its books of account individually or in the aggregate at more than $1,000 or suffered any repeated, recurring or prolonged shortage, cessation or interruption of supplies or utilities or other services required to conduct its business;

                  (E) Received notice or obtained knowledge of any actual or threatened labor trouble, strike, union organizing efforts, or other occurrence, event or condition of any similar character;

                  (F) Made any acquisition of substantial assets or any commitments or agreements for capital expenditures or capital additions or betterments exceeding $1,000 individually or in the aggregate;

                  (G) Increased the salaries or other compensation of, or made any advance (excluding advances for ordinary and necessary business expenses) or loan to, any of its employees or made any increase in, or any addition to, other benefits to which any of its employees may be entitled;

         2.13 UNDISCLOSED LIABILITIES. RadioMetrix does not have any material liabilities or obligations, whether accrued, absolute, contingent or otherwise, due or to become due, or direct or indirect, arising out of any action or inaction, or with respect to or based upon transactions or events occurring, or any state of facts or condition existing, in connection with RadioMetrix' conduct of its business, and, to RadioMetrix' knowledge, there is no basis for any claim against RadioMetrix for any such material liability or obligation, except (i) to the extent specifically described in this Agreement or disclosed in the schedules hereto, (ii) to the extent fully reflected or reserved against in RadioMetrix' Financial Statements, (iii) for liabilities and obligations arising or incurred in the ordinary course of business under any contract disclosed on Schedule 2.10 or not required to be disclosed because of the term or amount involved, and (iv) for liabilities and obligations arising or incurred in the ordinary course of business which will be paid or discharged prior to the due date thereof or at the Closing. At the Effective Time, to the best knowledge of RadioMetrix, RadioMetrix shall have no liabilities or obligations, whether accrued, absolute, contingent or otherwise, due or to become due, or direct or indirect, arising out of any action or inaction, or with respect to or based upon transactions or events occurring, or any state of facts or condition existing, in connection with RadioMetrix' conduct of its business, and, to RadioMetrix' knowledge, there is no basis for any claim against RadioMetrix for any

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                                                                              10


such material liability or obligation, except as disclosed on Schedule 2.10,
2.13 - Undisclosed Liabilities or 2.20 -Indebtedness and Accounts Payable.

         2.14     TAX MATTERS. Other than as set forth on Schedule 2.14 hereto,
(a) all tax returns that RadioMetrix was or is required to file on or prior to the Closing Date have been duly filed and all taxes thereon have been paid; (b) all tax returns that RadioMetrix is or will be required to file after the Closing Date will be timely filed and all taxes reflected thereon will be timely paid; (c) none of RadioMetrix' assets or properties is subject to any lien (other than a permitted lien) for payment of any unpaid taxes or levy proceedings; (d) all taxes which RadioMetrix is or was required by law to withhold or collect have been duly withheld or collected, and have been timely paid over to the proper taxing authorities to the extent due and payable; (e) RadioMetrix is not a party to any contract that would require it to make any payment that would constitute an "excess parachute payment" for purposes of Sections 280G and 4999 of the Code; (f) RadioMetrix is not a "foreign person" as such term is defined in the Code; (g) RadioMetrix does not have any express or implied obligation (including, but not limited to, an indemnification obligation) with respect to the payment of taxes for any person other than RadioMetrix; and (h) RadioMetrix has not received any notice of any additional assessments since the date of any tax return nor has RadioMetrix received any notice of any audit or review of such tax returns.

         2.15 REAL PROPERTY. RadioMetrix neither owns nor leases any real property.

         2.16 LICENSES AND PERMITS. RadioMetrix possesses all licenses, permits, consents, concessions and other authorizations of governmental authorities that were required to own and lease its assets and to conduct its business.

         2.17     ENVIRONMENTAL MATTERS.

                  (A) At all times prior to the Closing, RadioMetrix has complied and at the Closing will be in compliance, in all material respects, with all environmental laws, and RadioMetrix has not received any notice, report, or information (including information that any litigation, investigation or administrative or other proceedings of any kind are pending or threatened) regarding any liabilities (whether accrued, absolute, contingent, unliquidated, or otherwise), or any corrective, investigatory, or remedial obligations, arising under environmental laws.

                  (B) No hazardous substances have been, or are currently, located at, in, or under or emanating from RadioMetrix' assets in a manner which: (i) violates any applicable environmental laws, or (ii) requires response, remedial, corrective action or cleanup of any kind under any applicable environmental law.

         2.18 CORPORATE DOCUMENTS, BOOKS AND RECORDS. The books, records and accounts of RadioMetrix accurately and fairly reflect in all material respects the transactions and the assets and liabilities of RadioMetrix. RadioMetrix has not engaged in any transaction or used any funds of RadioMetrix except for transactions and funds that have been and are reflected in the normally maintained books and records of RadioMetrix.

         2.19 COMPLIANCE WITH LAW. To the best of its knowledge, RadioMetrix is not in default under, or in violation of, nor has RadioMetrix violated (and not cured) any law, statute, referrals, or the revelations promulgated pursuant to such statutes or related federal, state or local regulation or any licenses, franchises, permits, authorizations or concessions granted by, or any judgment, decree, writ, injunction or order of any governmental authority, applicable to

RadioMetrix. To the best of its knowledge, no investigation or review by any governmental authority with respect to RadioMetrix is pending or, to RadioMetrix' knowledge, threatened.

         2.20     INDEBTEDNESS AND ACCOUNTS PAYABLE. Except as set forth on
Schedule 2.20, RadioMetrix has no debts or accounts payable. Further, at the Closing, each employee, officer and director of RadioMetrix shall execute a resignation and an Estoppel Certificate confirming that said employee, officer or director has no entitlement or claim against RadioMetrix, other than for outstanding shares owned of record, except as otherwise listed in Schedule 2.20.

         2.21 LABOR AGREEMENTS AND EMPLOYEE RELATIONS. RadioMetrix is not a party to any collective bargaining or similar agreement covering any of its employees. No labor organization or group of employees of RadioMetrix has made a demand for recognition, has filed a petition seeking a representation proceeding, or given RadioMetrix notice of any intention to hold an election of a collective bargaining representative. RadioMetrix has not suffered any strike, slowdown, picketing or work stoppage by any group of employees affecting its business.

         2.22 BROKERS' FEES. Neither RadioMetrix nor any person on RadioMetrix' behalf has retained any broker, finder or agent or agreed to pay any brokerage fee, finder's fee, commission or other payment with respect to the transactions contemplated by this Agreement.

         2.23 ALL MATERIAL INFORMATION. No representation or warranty made by RadioMetrix in this Agreement, including the attached schedules, and no statement contained in any certificate or other instrument furnished to SmartGate at the Closing, knowingly contains any untrue statement of a material fact or knowingly omits to state any material fact necessary in order to make any statement therein not misleading.

         2.24     EMPLOYEE BENEFIT PLANS. Except as set forth on Schedules 2.10,
2.20 or 2.24 Employee Benefit Plans:

                  (A) RadioMetrix does not, and does not have any obligation to, maintain or contribute to any Employee Benefit Plan.

                  (B) No event has occurred, and to RadioMetrix' knowledge, there exists no condition or circumstances, in connection with which RadioMetrix could be subject to any liability under the terms of any Employee Benefit Plan of RadioMetrix, ERISA, the Code or any other applicable law which would have a material adverse effect on its business.

                  (C) The execution, delivery and performance of this Agreement will not result in any: (i) increase in the compensation or benefits otherwise payable under any Employee Benefit Plan of RadioMetrix or pursuant to any agreement with respect to any employee of RadioMetrix; (ii) acceleration of the time of payment or vesting of any such compensation or benefits due to any employee of RadioMetrix; or (iii) renew or extend the term of any agreement regarding compensation of any employee of RadioMetrix, which in the case of (i),
(ii) or (iii) above, would create any liability to SmartGate after the Closing Date. No payment or benefit, which may be made by RadioMetrix with respect to any employee of the RadioMetrix, will be classified as an "excess parachute payment" within the meaning of Section 280G of the Code.

                  (D) SmartGate will have no liability or obligation of any kind whatsoever under or with respect to any Employee Benefit Plan of RadioMetrix.

         2.25 BENEFIT CLAIMS. RadioMetrix has no liability for any benefit which has been or could be claimed as a result of any event occurring prior to the Closing Date under any

Employee Benefit Plan or any workers' compensation or similar law (i) which is not fully covered by insurance, or (ii) if not so insured, for which RadioMetrix has not established an adequate reserve on RadioMetrix' Financial Statements.

         2.26     THIS SECTION INTENTIONALLY LEFT BLANK.

         2.27     STAGE OF DEVELOPMENT.

                  2.27.1 PRODUCT TESTING. While RadioMetrix has conducted product testing in the past, its product testing is not considered completed and further testing is anticipated. RadioMetrix gives no assurance nor makes any representations or warranty regarding the outcome of future testing.

                  2.27.2 COMMERCIALIZATION. RadioMetrix has not commercially marketed any products, and no assurance is given and no representation or warranty is made regarding time, expense and obstacles to commercial sales.

                  2.27.3 PATENT PROTECTION. While RadioMetrix owns all right, title and interest in and to Patent No. 5,337,039 ("Proprietary Rights"), no assurance or representation or warranty is given that said Proprietary Rights completely protect the RadioMetrix products from competitive technology or the development of new competitive technology, and further, no assurance is given nor representation or warranty made that the Proprietary Rights will not be challenged, and if challenged, that RadioMetrix would prevail in any such challenge.

                                  ARTICLE III
                  REPRESENTATIONS AND WARRANTIES BY SMARTGATE

         SmartGate hereby makes the following representations and warranties to RadioMetrix. All representations and warranties are made to the best knowledge of SmartGate.

         3.1 EXISTENCE AND QUALIFICATION. SmartGate (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada; (b) has all corporate power and authority and all governmental licenses, permits, authorizations, consents and approvals to own and lease its properties and assets and to carry on its business as presently conducted; and
(c) is duly qualified or licensed as a foreign corporation in, and is in good standing under the laws of, each jurisdiction in which the nature or conduct of its business or the character or location of its properties or assets requires such qualification, except where the failure to be so qualified would not have and would not reasonably be expected to have a material adverse effect.

         3.2 OUTSTANDING CAPITAL STOCK. As of February 6, 2002, SmartGate shall have an aggregate of 12,015,355 shares of capital stock issued and outstanding (excluding all shares of common stock reserved for issuance upon the exercise of outstanding SmartGate Options and any subsequent sale of shares) consisting of a single Class of Common Stock. SmartGate has approximately 2,711,000 shares reserved for stock options which may be granted. Additionally, SmartGate may be reserving an additional 3,000,000 shares for issuance under a proposed Units Offering.

         3.3      AUTHORIZATION; ENFORCEABILITY. SmartGate and
SmartGate/RadioMetrix Acquisition Corp., each have full corporate power and authority to enter into this Agreement, to consummate the transactions contemplated hereby, and to perform their respective obligations hereunder. This Agreement has, subject to shareholder approval of SmartGate/RadioMetrix

Acquisition Corp., been executed and delivered by a duly authorized officer of SmartGate and SmartGate/RadioMetrix Acquisition Corp. and constitutes the legal, valid and binding obligation of SmartGate and SmartGate Acquisition Corp, enforceable against SmartGate and SmartGate/RadioMetrix Acquisition Corp. in accordance with its terms.

         3.4 NO BREACH OR VIOLATION. Neither SmartGate's nor SmartGate/RadioMetrix Acquisition Corp.'s execution and delivery of this Agreement, their compliance with and fulfillment of the terms of this Agreement, and the consummation of the transactions contemplated hereby, do not and will not, with notice or passage of time or both, after giving effect to the approvals, consents and other actions described on Schedule 3.5 - Consents and Approvals attached hereto (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default or event of default under, (iii) result in the creation of any lien upon any of the capital stock, assets, properties or rights of SmartGate or SmartGate/RadioMetrix Acquisition Corp. pursuant to, (iv) give any person the right to accelerate any obligation under, or (v) result in a violation of, (a) any law applicable to SmartGate or SmartGate/RadioMetrix Acquisition Corp., (b) SmartGate's or SmartGate/RadioMetrix Acquisition Corp.'s certificates of incorporation or bylaws, (c) any material franchise, permit, license, authorization, concession, order, judgment, writ, injunction or decree to which SmartGate or SmartGate/RadioMetrix Acquisition Corp. are subject, or by which any of their assets, properties or rights are bound, or (d) any material lease, mortgage, indenture, deed of trust, trust agreement, note agreement or other agreement, contract, understanding or instrument to which SmartGate or SmartGate/RadioMetrix Acquisition Corp. is subject, or by which any of their assets, properties or rights are bound.

         3.5 APPROVALS AND CONSENTS. Except as provided In Schedule 3.5, no consent, approval, exemption, audit, waiver, order or authorization of, or registration, qualification, designation, declaration, notice or filing with, any governmental authority or any other person is required for SmartGate's or SmartGate/RadioMetrix Acquisition Corp.'s execution and delivery of this Agreement, the performance of their obligations hereunder, the assumption of the assumed obligations of RadioMetrix, or SmartGate's or SmartGate/RadioMetrix Acquisition Corp.'s consummation of the other transactions contemplated herein.

         3.6 SUBLICENSE AGREEMENT. The Sublicense Agreement between SmartGate, L.C. and RadioMetrix, a copy of which is attached as Exhibit "D" is in good standing and is enforceable. SmartGate, L.C. is actively commercializing products pursuant to the Sublicense Agreement. SmartGate, L.C. is in full compliance with said Agreement, and to the best of its knowledge, RadioMetrix is in full compliance with said Agreement. As a result of the commercialization of products and the development of technology pursuant to the Sublicense Agreement, SmartGate, through its Independent Committee of Directors, has determined that it is in SmartGate's best interest to expand its rights, interests, and ownership of the RadioMetrix Technology.

         3.7 CONFLICT OF INTEREST. SmartGate has been fully advised of the overlapping interests of certain officers, directors and stockholders of RadioMetrix and SmartGate, including that of Stephen Michael, Samuel Duffey, William Dolan and Robert Roth. SmartGate has had full access to all books, records and other documents of RadioMetrix and to ask questions of RadioMetrix' officers and directors. SmartGate has appointed an Independent Committee of its Board of Directors consisting of Ed King and Robert Knight (the "Independent Committee of Directors"), and has vested said Independent Committee of Directors with full and complete authority to negotiate, perform due diligence and, in its sole discretion, to enter into and close this Agreement. The Independent Committee of Directors determined, in the exercise of its sole discretion, to seek an opportunity to merge with RadioMetrix. RadioMetrix, as a condition to initiating and conducting such negotiations, required that SmartGate expressly acknowledge and waive all conflicts of interest of RadioMetrix and its officers, directors and stockholders, expressly including, but not limited to, Mr. Michael, Mr. Duffey, Mr. Dolan and Mr. Roth, and members of their families and trusts administered by them. As part of said waiver, SmartGate has acknowledged and agreed that Messrs. Michael, Duffey, Dolan and Roth would abstain from participation in any discussions, valuation, or negotiations regarding this Agreement on behalf of SmartGate and would be allowed to represent their interest in RadioMetrix in all such discussions and negotiations. The Independent Committee of Directors has had access to and has relied upon input from its independent consultant, Marshall & Stevens, and from its independent legal counsel, Spitzer & Feldman, P.C. in all matters relating to this Agreement. Section 6.8 is incorporated herein by reference and expressly made a representation of SmartGate.

         3.8 FINANCIAL STATEMENTS. Attached hereto as Schedule 3.8 are audited financial statements for the periods ending March 31, 1999 and 2000 and unaudited financial statements for the period ending September 30, 2001 ("SmartGate's Financial Statements"). The financial statements of SmartGate fairly and accurately reflect the financial condition of SmartGate.

         3.9 BROKERS' FEES. Neither SmartGate nor any person on SmartGate's behalf has retained any broker, finder or agent or agreed to pay any brokerage fee, finder's fee, commission or other payment with respect to the transactions contemplated by this Agreement.

         3.10 ALL MATERIAL INFORMATION. No representation or warranty made herein by SmartGate, including the attached schedules, and no statement contained in any certificate or other instrument furnished to RadioMetrix as required herein contains any untrue statement of a material fact or omits to state any material fact necessary in order to make any statement therein not misleading.

                                   ARTICLE IV
            REPRESENTATIONS AND WARRANTIES OF SMARTGATE/RADIOMETRIX
                                ACQUISITION CORP.

         SmartGate/RadioMetrix Acquisition Corp. hereby makes the following representations and warranties to RadioMetrix:

                  (a) At the Effective Time, SmartGate/RadioMetrix Acquisition Corp. will be a duly incorporated and existing Nevada corporation. SmartGate/RadioMetrix Acquisition Corp. is being organized solely for the purpose of entering into and carrying out this Agreement. SmartGate/RadioMetrix Acquisition Corp. has conducted no business and will conduct no business except the execution and Closing of this Agreement prior to the Effective Time. SmartGate/RadioMetrix Acquisition Corp. is wholly owned by SmartGate. SmartGate/RadioMetrix Acquisition Corp. has no debts, liens or liabilities of any nature or description.

                  (b) SmartGate/RadioMetrix Acquisition Corp.'s Articles of Incorporation and Bylaws will remain in existence and be unchanged through the Effective Time.

                  (c) SmartGate/RadioMetrix Acquisition Corp. will enter into no agreements and incur no liabilities or debts, except those directly related to and disclosed in this Agreement, except as otherwise provided for herein.

                                   ARTICLE V
                            CONDITIONS TO THE MERGER

         5.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY TO EFFECT THE MERGER. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

                  (A) DUE DILIGENCE. This Agreement and the Merger are determined by the Independent Committee of Directors to be in SmartGate's best interest.

                  (B) WORKING CAPITAL. SmartGate has a minimum of $3,000,000 in unrestricted working capital in excess of the working capital requirements of SmartGate prior to the Merger.

                  (C) STOCKHOLDER APPROVAL. This Agreement and the Merger and other transactions contemplated hereby shall have been approved and adopted by the requisite vote of the stockholders of RadioMetrix and of the Sub.

                  (D) NO INJUNCTIONS OR RESTRAINTS: ILLEGALITY. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal.

         5.2 ADDITIONAL CONDITIONS TO OBLIGATIONS OF THE RADIOMETRIX. The obligations of RadioMetrix to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by RadioMetrix:

                  (A) REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations and warranties of SmartGate and SmartGate/RadioMetrix Acquisition Corp. in this Agreement shall be true and correct in all material respects on and as of the Effective Time as though such representations and warranties were made on and as of such time and SmartGate shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it as of the Effective Time.

                  (B) CERTIFICATE OF SMARTGATE. RadioMetrix shall have been provided with a certificate executed on behalf of SmartGate by its Chief Financial Officer or Treasurer to the effect that, as of the Effective Time:

                           (I)      All representations and warranties made by
SmartGate and SmartGate/RadioMetrix Acquisition Corp. under this Agreement are true and complete in all material respects; and

                           (II)     All covenants, obligations and conditions of
this Agreement to be performed by SmartGate and SmartGate/RadioMetrix Acquisition Corp. on or before such date have been so performed in all material respects.

                  (C) SATISFACTORY FORM OF LEGAL MATTERS. The form, scope and substance of all legal matters and accounting matters contemplated hereby and all closing documents and other papers delivered hereunder shall be reasonably acceptable to counsel to RadioMetrix.

         5.3 ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF SMARTGATE AND SMARTGATE ACQUISITION CORP. The obligations of SmartGate and SmartGate/ RadioMetrix Acquisition Corp. to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by SmartGate:

                  (A) REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations and warranties of RadioMetrix in this Agreement shall be true and correct in all material respects on and as of the Effective Time.

                  (B) CERTIFICATE OF RADIOMETRIX. SmartGate shall have been provided with a certificate executed on behalf of RadioMetrix by its President to the effect that, as of the Effective Time:

                           (I)      All representations and warranties made by
RadioMetrix under this Agreement are true and complete in all material respects; and

                           (II)     All covenants, obligations and conditions of
this Agreement to be performed by RadioMetrix on or before such date have been so performed in all material respects.

                  (C) THIRD PARTY CONSENTS. Any and all consents, waivers and approvals required from third parties relating to the contracts and agreements of RadioMetrix so that the Merger and other transactions contemplated hereby do not adversely affect the rights of, and benefits to, RadioMetrix thereunder shall have been obtained.

                  (D) SATISFACTORY FORM OF LEGAL AND ACCOUNTING MASTERS. The form, scope and substance of all legal and accounting matters contemplated hereby and all closing documents and other papers delivered hereunder shall be reasonably acceptable to SmartGate counsel.

                  (E) LEGAL OPINION. SmartGate has received a legal opinion from Spitzer & Feldman, P.C., legal counsel to the Independent Committee of Directors in form and substance reasonably acceptable to the Independent Committee of Directors.

                  (F) NO MATERIAL ADVERSE CHANGES. There shall not have occurred any event, fact or condition, which has had or reasonably would be expected to have a Material Adverse Effect on RadioMetrix or SmartGate as the survivor.

                  (G) DISSENTERS. The number of shares of RadioMetrix Common Stock held by holders who either (i) have exercised appraisal rights or
(ii) retain the ability to exercise such appraisal rights shall not exceed a level acceptable to SmartGate.

                  (H) FAIRNESS OPINION. The Independent Committee of Directors has received input and an opinion from its financial advisor, Marshall & Stevens, that the transaction provided for in this Agreement is "fair", which opinion is in form and substance acceptable to the Independent Committee of Directors.

                                   ARTICLE VI
                       ADDITIONAL COVENANTS OF THE PARTIES

         6.1 COOPERATION. RadioMetrix, SmartGate and SmartGate/RadioMetrix Acquisition Corp. will cooperate with each other and their respective agents in carrying out the transactions contemplated by this Agreement, and in delivering all documents and instruments deemed reasonably necessary or useful by the other party.

         6.2 EXPENSES. Each party hereto will be solely responsible for and will bear all of its own costs and expenses associated with this Agreement, including without limitation, expenses of legal counsel, accountants, advisors and others. RadioMetrix may utilize the account receivable from SmartGate to pay closing costs.

         6.3 CONFIDENTIAL INFORMATION. SmartGate and SmartGate/RadioMetrix Acquisition Corp. agree that all "Confidential Information" (as hereinafter defined) so provided by RadioMetrix shall be treated by SmartGate and SmartGate/RadioMetrix Acquisition Corp. as confidential, and all such information will be utilized by SmartGate and SmartGate/RadioMetrix Acquisition Corp. for the sole and limited purpose of their due diligence investigation relating to the Merger, and shall not be disclosed to any third party other than SmartGate and SmartGate/RadioMetrix Acquisition Corp.'s attorneys, accountants, officers or other authorized agents, all of whom shall have been placed under an identical confidentiality obligation by SmartGate and SmartGate/RadioMetrix Acquisition Corp., if SmartGate and SmartGate/RadioMetrix Acquisition Corp. should decide not to go forward with the Merger. Furthermore, if the Closing does not occur, SmartGate and SmartGate/RadioMetrix Acquisition Corp. shall promptly return all written Confidential Information (and all copies thereof) in their possession or will certify to RadioMetrix and RadioMetrix Shareholders that all of such documents not returned to RadioMetrix have been destroyed by SmartGate and SmartGate/RadioMetrix Acquisition Corp, whichever disposition RadioMetrix directs.

         6.4 PUBLICLY. SmartGate and SmartGate/RadioMetrix Acquisition Corp. shall not, without prior written consent of RadioMetrix, publish any press releases or disseminate any news regarding this Agreement or transaction contemplated herein prior to Closing unless required to do so by law.

         6.5      THIS SECTION INTENTIONALLY LEFT BLANK.

         6.6 COMMERCIALIZATION. SmartGate shall, following the Closing, exercise reasonable efforts to commercialize products utilizing the RadioMetrix Technology.

         6.7 INDEMNIFICATION AND HOLD HARMLESS. SmartGate's Independent Committee has been made aware of the RadioMetrix shareholders' conflicts of interest in connection with this proposed Merger and has determined, even with the existence of the conflicts, that this proposed Merger is in the best interest of SmartGate. The RadioMetrix shareholders have advised SmartGate's Independent Committee that they would proceed with the proposed Merger only if, as a condition to the Closing, SmartGate agreed to indemnify and hold them and related parties harmless from any claim, loss or action resulting from the conflicts of interest. Accordingly,

SmartGate shall, at Closing, enter into and deliver to the RadioMetrix shareholders the Indemnity Agreement attached hereto as Exhibit "F" and incorporated herein by this reference.

         6.8 FUTURE CONFLICTS OF INTEREST. Following the Effective Time, SmartGate shall conduct its business, including all aspects relating to the commercialization, development, product introduction, product marketing and the establishment of product and licensing pricing of the RadioMetrix Technology in a fashion deemed by the Board of Directors to be in the best interest of SmartGate and its stockholders without regard to the interests of RadioMetrix stockholders on the Closing Date or with regard to the Merger Consideration issued under this Agreement. RadioMetrix stockholders, as of the Closing Date, hereby acknowledge the absolute discretion of SmartGate and its Independent Committee of Directors to make any and all decisions regarding the manner in which the RadioMetrix Technology shall be commercialized and hereby waive any right to object thereto. In the event that the Board of Directors identifies any matter before the Board or SmartGate which involves a conflict of interest between SmartGate and the RadioMetrix stockholders as of the Closing Date, the decision or matters relating to or effected by said conflict of interest shall be exclusively and solely resolved by an Independent Committee of Directors appointed by the Board of Directors. Such Independent Committee shall have full access to independent legal counsel and independent advisors, including financial advisors. In all such matters, including matters relating to the creation of an Independent Committee or the determination of whether a conflict of interest may be involved, all individuals including, but not limited to, Messrs. Michael, Duffey, Dolan and Roth, which are officers, directors or stockholders of RadioMetrix on the Closing Date, shall abstain. Any determination as to whether a conflict of interest exists shall be determined by the Independent Members of the Board of Directors with all interested or conflicted Directors abstaining.

                                   ARTICLE VII
                     CONDUCT OF THE PARTIES PENDING CLOSING

         7.(A)    Until the satisfaction of all Conditions to Merger: (i)
SmartGate and RadioMetrix may each conduct its respective business and enter into agreements and issue shares of its capital stock in the ordinary course of their businesses without consultation or approval of the other party; (ii) the Promissory Note outstanding as of the date hereof and due and payable by SmartGate to RadioMetrix in the approximate amount of $330,500, plus accrued interest shall remain in place and, upon the Closing, the balance of the Promissory Note shall remain unpaid and become a debt of SmartGate to its new wholly owned Sub, except as may be otherwise agreed to by the parties.

         (B) In the event the Condition to the Merger set forth in Section 5.1(b) is not satisfied prior to the Closing, SmartGate may, in the exercise of the sole discretion of its Independent Committee of Directors elect to either:
(i) terminate this Merger Agreement; or (ii) waive the condition set forth in
Section 5.1(b) and proceed to Closing, where upon the following modifications shall be made to the merger consideration: (a) the consideration as set forth in
Section 1.6(a)(i) shall be amended to delete the $400,000 in cash payment and to replace it with a Promissory Note in the principal amount of $500,000 due and payable in one principal installment 48 months following Closing. The Promissory Note may be prepaid at any time by SmartGate without penalty. The Promissory Note shall provide for the monthly payment of interest at 10% per annum for the initial six months following Closing and thereafter (if not previously prepaid) interest for the balance of the term of the Promissory Note shall be 15% per annum and the interest shall be paid monthly. The form of Note is attached as
Schedule 7(b); and (b) Section 1.6(a)(ii) shall be amended to provide that the Independent Committee of Directors, in the exercise of its discretion, may extend the $800,000 Promissory Note for an additional one year term. In the event that the Promissory Note is extended, the interest rate shall be increased to 15% per annum and shall be accrued for the extension period and all interest accrued during the initial term shall be paid in full.

                                  ARTICLE VIII
                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES

         8.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All covenants to be performed prior to the Effective Time, and all representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Merger and continue in effect.

                                   ARTICLE IX
                        TERMINATION, AMENDMENT AND WAIVER

         9.1 TERMINATION. This Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

                  (A)      By mutual consent of RadioMetrix and SmartGate;

                  (B) By SmartGate if it is not in material breach of its obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of RadioMetrix and such breach has not been cured within fifteen (15) days after notice to RadioMetrix.

                  (C) By RadioMetrix if it is not in material breach of its respective obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of SmartGate or SmartGate/RadioMetrix Acquisition Corp. and such breach has not been cured within 15 days after notice to SmartGate;

                  (D) By any party hereto if: (i) the Closing has not occurred by February 25, 2002; (ii) there shall be a final nonappealable order of a federal or state court in effect preventing consummation of the Merger;
(iii) there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Entity which would make consummation of the Merger illegal; or (iv) there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Entity, which would (a) prohibit SmartGate's or RadioMetrix' ownership or operation of all or a material portion of the business of RadioMetrix, or compel SmartGate or RadioMetrix to dispose of or hold separate all or a material portion of the business or assets of RadioMetrix or SmartGate as a result of the Merger or (b) render SmartGate, SmartGate/RadioMetrix Acquisition Corp. or RadioMetrix unable to consummate the Merger, except for any waiting period provisions.

                  Where action is taken to terminate this Agreement pursuant to this Section 9.1, it shall be sufficient for such action to be authorized by the Board of Directors (as applicable) of the party taking such action.

         9.2 EFFECT OF TERMINATION. In the event of termination of this Agreement as provided in Section 9.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of SmartGate, SmartGate/RadioMetrix Acquisition Corp. or RadioMetrix or their respective officers, directors or stockholders, except if such termination results from the breach by a party hereto of any of its representations, warranties, covenants or agreements set forth in this Agreement.

         9.3 AMENDMENT. This Agreement may be amended by the parties hereto at any time before or after approval of matters presented in connection with the Merger by the stockholders of those parties required by applicable law to so approve but, after any such stockholder approval, no amendment shall be made which by law requires the further approval of stockholders of a party without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         9.4 EXTENSION; WAIVER. At any time prior to the Effective Time any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                     ARTICLE
                               GENERAL PROVISIONS

         10.1 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via telecopy to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

 (a)     If to SmartGate:

                To:    SmartGate, Inc.
                       4400 Independence Court
                       Sarasota, Florida 34234
                       Attention: Independent Committee Member, Edmund C. King
                       Fax: (941) 355-9373

         Copy to:
                       Spitzer & Feldman, P.C.
                       405 Park Avenue
                       New York, NY 10022
                       Attention: Steven A. Sanders
                       Fax: (212) 838-7472

 (b)    if to SmartGate/RadioMetrix Acquisition Corp.:

        To:            SmartGate/RadioMetrix Acquisition Corp.
                       4400 Independence Court
                       Sarasota, Florida 34234
                       Attention: Independent Committee Member, Edmund C. King
                       Fax: (941) 355-9373

         Copy to:
                       Spitzer & Feldman, P.C.
                       405 Park Avenue
                       New York, NY 10022
                       Attention: Steven A. Sanders
                       Fax:(212) 838-7472

 (c)     if to RadioMetrix:

         To:           RadioMetrix, Inc.
                       416 Burns Court
                       Sarasota, Florida 34236
                       Fax: (941) 954-5825

         10.2 INTERPRETATION. When a reference is made in this Agreement to Schedules or Exhibits, such reference shall be to a Schedule or Exhibit to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         10.3 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

         10.4 MISCELLANEOUS. This Agreement and the documents and instruments and other agreements among the parties hereto (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; (b) are not intended to confer upon any other person any rights or remedies hereunder; and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided.

         10.5 GOVERNING LAW. This Agreement shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Florida. All parties hereto agree to submit to the jurisdiction of the federal and state courts of the State of Florida and further agree that service of documents commencing any suit therein may be made as provided in Section 10.1.

         10.6 ARBITRATION. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be exclusively settled by binding arbitration before the American Arbitration Association situated in Tampa, Florida before a panel of three (3) arbitrators. All aspects of the arbitration shall be governed by the rules then in effect of the American Arbitration Association. Arbitration shall be the sole and exclusive manner for resolving all disputes hereunder. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. Each party shall pay its respective share of the fees, costs and expenses billed by the American Arbitration Association and the arbitrators, and the prevailing party shall recover from the non-prevailing party all of the prevailing party's costs, expenses and fees it incurred in connection with the arbitration, including reasonable attorneys' fees.

         10.7 RULES OF CONSTRUCTION. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

         IN WITNESS WHEREOF, SMARTGATE, SmartGate/RadioMetrix Acquisition Corp., and RadioMetrix have caused this Agreement to be signed by themselves or their duly authorized respective officers, all as of the date first written above.

SmartGate Inc.                        SmartGate/RadioMetrix Acquisition Corp.

By: /s/ Edmund C. King                By:  /s/ Edmund C. King
    -------------------------              --------------------------
      Edmund C. King                          Edmund C. King
Its:  Chief Financial Officer         Its:    Chief Financial Officer


Radio Metrix Inc.


By   /s/ Stephen A. Michael
     -----------------------
      Stephen A. Michael
Its:  President

                        INDEX OF EXHIBITS AND SCHEDULES

Exhibit "A" ...........................................................Letter of Intent
Exhibit "B" ..................................Quarterly Revenue Based Payment Agreement
Exhibit "C" .......................................................Assignment of Patent
Exhibit "D" ...............Sublicense Agreement between SmartGate, L.C. and RadioMetrix
Exhibit "E" ..............................................Registration Rights Agreement
Exhibit "F" ........................................................Indemnity Agreement



Schedule 1.6(a)(ii) ...........................................$800,000 Promissory Note
Schedule 1.6(b)(i)(a) .......................................$4,500,000 Promissory Note
Schedule 1.6(e) ........................Table of Allocation of Merger Consideration and
                                                        Additional Merger Consideration
                                                     Among the RadioMetrix Shareholders

Schedule 2.5 ........................................RadioMetrix Consents and Approvals
Schedule 2.9 .......................................RadioMetrix 2000 Federal Tax Return
Schedule 2.10 ...............................................List of Material Contracts
Schedule 2.13 ..................................................Undisclosed Liabilities
Schedule 2.14 ..................................................RadioMetrix Tax Matters
Schedule 2.20 ............................RadioMetrix Indebtedness and Accounts Payable
Schedule 2.24 .......................................RadioMetrix Employee Benefit Plans
Schedule 3.5 ..........................................SmartGate Consents and Approvals
Schedule 3.8 ............................................SmartGate Financial Statements
Schedule 7(b) .................................................$500,000 Promissory Note

                           FILING SCHEDULE PURSUANT TO
                     SECTION 229.601(B)(2) OF REGULATION S-K

                     LIST OF OMITTED EXHIBITS AND SCHEDULES

Exhibit "A" ...................................................Letter of Intent

         This is a Letter of Intent between SmartGate Inc. and Radio Metrix Inc.
         which set forth the parties' intent to enter into an Agreement of Merger and Plan of Reorganization and set forth the major points of the proposed merger which resulted in this Agreement of Merger and Plan of Reorganization.

Exhibit "B" ..........................Quarterly Revenue Based Payment Agreement

         Filed as material contract, 10.18

Exhibit "E" ......................................Registration Rights Agreement

         Filed as material contract, 4.18

Exhibit "F" ................................................Indemnity Agreement

         Filed as material contract, 10.1

Schedule 1.6(a)(ii) ...........................Form of $800,000 Promissory Note

         This Form of Promissory Note is summarized in Paragraph 1.6(a)(ii) and
         Filed as material contract 10.2 as allocated to the five payees.

Schedule 1.6(b)(i)(a)........................Form of $4,500,000 Promissory Note

         This Form of Promissory Note is summarized in Paragraph 1.6(b)(i).

Schedule 2.5 ................................RadioMetrix Consents and Approvals

         This Schedule listed the consents and approvals RadioMetrix was required to obtain (and did obtain) to complete the merger.

Schedule 2.13 ..........................................Undisclosed Liabilities

         Pursuant to Section 2.13 of the Merger Agreement, this Schedule indicated "None".

Schedule 2.14 ..........................................RadioMetrix Tax Matters

         Pursuant to Section 2.14 of the Merger Agreement, this Schedule indicated "None".

Schedule 2.24 ................................RadioMetrix Employee Benefit Plans

         Pursuant to Section 2.24 of the Merger Agreement, this Schedule indicated "None".

Schedule 3.5 ...................................SmartGate Consents and Approvals

         This Schedule listed the consents and approvals SmartGate was required to obtain (and did obtain) to complete the merger.

Schedule 7(b) .................................Form of $500,000 Promissory Note

         This Form of Promissory Note is summarized in Paragraph 7.b and Filed as material contract 10.3 as allocated to the five payees.

         Pursuant to Section 229.601(b)(2) the aforedescribed Exhibits and Schedules are omitted, and the Registrant agrees to furnish supplementally, a copy of any of the omitted Exhibits and Schedules to the Commission upon request.

                                   EXHIBIT "C"

                              ASSIGNMENT OF PATENT

                                   ASSIGNMENT

         WHEREAS, SDR Metro Inc., a corporation of the State of Ohio, having its principal place of business at 27367 Tungsten Road, Euclid, Ohio 44132, hereinafter called Assignor, has title to the United states Patent Number 5,337,039.

         WHEREAS, Radio Metrix Inc., a corporation of the State of Florida having its principal place of business at 4400 Independence Court, Sarasota, Florida 34234, desires to acquire the entire right, title and interest in and to said patent.

         NOW, THEREFORE, for and in consideration of the sum of One Dollar ($1.00) and other good and valuable considerations, receipt whereof is hereby acknowledged, Assignor by these presents does sell, assign and transfer unto said Assignee, its successors and assigns, all right, title and interest in the United States of America to said patent, including all extensions, reissue patents, and corresponding foreign equivalents and all inventions covered by said patent.

         Assignor hereby agrees to execute any and all papers, including further assignment documents of any and all kinds in any and all countries, and to perform any and all acts which assignee may deem necessary to secure thereto the rights herein assigned, sold and set over.

         Assignor further represents and warrants that it has not granted any rights inconsistent with the rights granted herein.

                                         SDR METRO INC.


                                         By: /s/ David L. E. Jones
                                            ------------------------------------

                                         Title: President
                                               ---------------------------------


State of Ohio        )
                        )SS
County of Cuyahoga  )


         On this 8th day of January, 2002, before me personally appeared David
L. E. Jones, to me known to be the person named in and who executed the above instrument and acknowledged that he executed the same for the uses and purposes therein mentioned.


                                         Notary Public
(SEAL)

                                         /s/ Diane M. Flower
                                         ---------------------------------------
                                                     DIANE M. FLOWER
                                         Notary Public, State of Ohio, Cuy. Cty.
                                           My Commission Expires Apr. 2, 2005

                                  EXHIBIT "D"

                              SUBLICENSE AGREEMENT

                          BETWEEN SMARTGATE, L.C. AND
                                  RADIOMETRIX

                              Sublicense Agreement

         This SUBLICENSE AGREEMENT (the "Agreement") is made and entered into by and between Radio Metrix, Inc. ("RMI"), a Florida Corporation, and SmartGate, L.C. ("SGI") a Florida Corporation as of this 14th day of February, 1997.

                                   WITNESSETH

         WHEREAS, RMI entered into a License Agreement with SDR Metro Incorporated ("SDR Metro") an Ohio Corporation, on March 14, 1992 (the "SDR Metro License Agent"), pursuant to which SDR Metro granted RMI the exclusive, perpetual, worldwide right to commercialize, manufacture, sell, market, apply and utilize the Technology described in said License Agreement for all applications; and

         WHEREAS, the License Agreement between SDR Metro and RMI permits the sublicense by RMI to entities with which is affiliated, such as SGI; and

         WHEREAS, RMI and SGI wish to enter into this Sublicense Agreement pursuant to the terms and conditions set forth below.

         NOW, THEREFORE, for good and valuable consideration, in hand received, including the mutual covenants and promises of the parties as set forth in this Agreement, the parties mutually agree as follows:

         1. Sublicense. RMI hereby grants SGI the exclusive, perpetual, worldwide right to commercialize, manufacture, sell, market, apply, and utilize the Technology as defined in the SDR Metro License Agreement for (but only for) the following applications: parking barrier gates, sliding gates, swinging gates, vehicular traffic control, vehicular parking and commercial/industrial overhead doors (excluding residential garage doors) [the "Sublicensed Applications"].

         2. License of Trademark. RMI hereby grants SGI the exclusive right to use the Registered Trademark "SmartGate" during the term of this Sublicense Agreement provided; however, that this license shall not restrict or impede the right of RMI to use the name "Smart" in combination with any other words in connection with products other than the Sublicensed Applications.

         3. Terms. The term of this Sublicense Agreement shall be perpetual providing that SGI commences the sale of products incorporating the Technology for one or more Sublicensed Applications within six (6) months from the date hereof and providing that SGI's efforts to commercialize the Technology continue on a basis which is not interrupted by any intervening period of more than ninety (90) days.

         4. Royalty. SGI agrees to timely pay to SDR Metro the royalty required by the SDR Metro License Agreement for products sold pursuant to this Sublicense Agreement. SGI shall comply with all accounting and reporting requirements and all other applicable requirements of the SDR Metro License Agreement. Both RMI and SDR Metro shall have the right to inspect the books and records of SGI at any reasonable time. In addition to the royalty due and payable to SDR Metro, SGI shall pay on or before the tenth (10th) day of each month, any additional royalties due by RMI to non-affiliated third parties as a result of the products manufactured or sold by SGI.

         5. Control Over Product. SGI shall take reasonable precautions to assure that no product manufactured by it is offered for sale, sold, or used for any use other than Sublicensed Applications as defined herein. Further, SGI agrees to consistently enforce strict quality control programs and warranty programs to reasonably assure customer satisfaction.

         6. Insurance. SGI agrees commencing ninety (90) days from the date hereof to maintain product liability insurance in the minimum amount of $1,000,000 per occurrence and to name RMI and SDR Metro as co-insured on said insurance at no cost to RMI and SDR Metro.

         7. Representations and Warranties of RMI. RMI makes the following representations and warranties to SGI, each of which shall survive the closing:
(a) RMI has obtained the consent of SDR Metro for this Sublicense Agreement and has full right and authority to enter into this Sublicense Agreement; (b) RMI agrees to assist SGI in the defense of the Technology and any patents describing the Technology from any infringement upon the rights of a third party; (c) the Sublicense granted herein hereby does not require the approval of any other party, except SDR Metro and does not violate or breach any agreement or obligation to which RMI is a party or to which the Technology is subject; and
(d) RMI shall not, during the term of this Sublicense Agreement, offer or sell products incorporating the Technology for any Sublicensed Application;

         8. Representations and Warranties of SGI. SGI makes the following representations and warranties to RMI, each of which survive the closing: (a) SGI has full right and authority to enter into this Sublicense Agreement; (b) SGI will exercise its best efforts and good faith to commercialize the Technology for the applications described herein; and (c) SGI will not, during the term of this Agreement and for a period of one (1) year thereafter, compete with the Technology, whether for the Sublicensed Applications sublicensed hereunder or other uses. For purposes hereof, competition shall mean designing, developing, marketing, commercializing or manufacturing any product or any Technology which has a use or function similar to that served or which may be served by the Technology being sublicensed hereunder (the "Competitive Activity") or serving as an Officer, Director, Owner, Partner, Shareholder, Agent or Employee of any such entity engaged in such Competitive Activity.

         9. Waiver of Interest and Future Invention Agreement. SGI irrevocably, perpetually and absolutely assigns and relinquishes to RMI all right, title, claim or interest which SGI has or may in the future have to any products or technologies related to or which are considered inventions, improvements, modifications or alterations to the Technology being sublicensed hereunder. In the event of any such improvement, modification, alteration or new invention developed by or discovered by SGI, SGI shall cooperate with and assist RMI in obtaining patents or otherwise protecting same. RMI hereby grants a Sublicense to SGI to utilize the invention, improvement, modification or alteration in perpetuity without additional compensation for any use which is in support of the Sublicensed Application but for no other use. SGI shall require each of its Employees to enter into a Waiver of Interest and Future Invention Agreement to carry out and implement this Paragraph.

         10. Termination. This Sublicense Agreement may be terminated by RMI upon a material breach of this Agreement by SGI which is not cured within thirty (30) days after written notice.

         11. Assignment or Sublicense. This Agreement shall not be assigned nor any Sublicense granted by SGI without the prior written permission of RMI. RMI reserves the right to assign its interest in this Agreement without prior approval from SGI.

         12. Arbitration. Any dispute arising under this Agreement shall be resolved solely by binding arbitration before the American Arbitration Association. Any party commencing the arbitration may select the location of the arbitration hearing, which may be located either Cleveland, Ohio, or Sarasota, Florida. The findings of the arbitration panel shall be final and binding and shall constitute the sole and exclusive means for resolving any disputes under this Agreement. The determination of the arbitration panel may be reduced to a Final Judgment in any court of competent jurisdiction.

         13. Miscellaneous. This Agreement constitutes the entire understanding of the Parties and shall not be amended or otherwise altered, except in writing, and executed by the Parties hereto. This Agreement shall not be construed more stringently against any Party, regardless of which Party may have served as a draftsman hereof. This Agreement and the Resolution of any dispute shall be governed by the laws of the State of Florida.

         IN WITNESS WHEREOF, the Parties set their hand and seal on the day and year first above written.



                                       RADIO METRIX, INC.



                                       By: /s/ Illegible
                                          --------------------------------------



                                       SMARTGATE, L.C.



                                       By: /s/ Illegible
                                          --------------------------------------

                              Consent and Approval

         COMES NOW, SDR Metro, Inc., and for good and valuable consideration in hand received, consents to the attached Sublicensed Agreement between Radio Metrix, Inc. and SmartGate, L.C. SDR Metro agrees to recognize SmartGate, L.C. as a bona fide Sublicensee whose rights shall remain exclusive and perpetual so long as the Sublicense Application remains in effect and SGI is not in material breach of the obligation to pay royalties to SDR Metro, Inc., notwithstanding any subsequent modifications, amendments or termination of the License Agreement between SDR Metro and Radio Metrix, Inc. dated March 14, 1992. By approving this Sublicense, SDR Metro, Inc. does not release Radio Metrix, Inc. from any of its Duties or obligations under the License Agreement between SDR Metro, Inc. and Radio Metrix, Inc. dated March 14, 1992. SDR Metro agrees that the Sublicense Agreement between SDR Metro, Inc. and Radio Metrix, Inc. dated March 14, 1992, is legally binding and is not in breach and is not subject to any defenses, claims or actions which may be asserted by SDR Metro. The license between SDR Metro, Inc. and RMI remains in good standing and is the exclusive, perpetual worldwide right for RMI to commercialize, manufacture, sell, market, apply and utilize the TECHNOLOGY for all applications. The only application for which final product development has been completed is the "parking gate" product for which commercial sales were commenced within eighteen (18) months following final product development and for which RMI's rights under the License Agreement remains exclusive.



                            SDRMI
                            SDR Metro, Incorporated



                            By: /s/ David Lloyd E. Jones
                               -------------------------------------------------
                               David Lloyd E. Jones, President      Date 5/26/98

                       AMENDMENT TO SUBLICENSE AGREEMENT

         THIS AMENDMENT to Sublicense Agreement (the "Amendment") is made and entered into by and between Radio Metrix, Inc. ("RMI"), a Florida corporation, and SmartGate, L.C. ("SGI"), a Florida limited liability company as of March 2, 1999.

                                   WITNESSETH

         WHEREAS, RMI and SGI entered into a Sublicense Agreement dated as of February 14, 1997 (the "Sublicense Agreement"), and

         WHEREAS, RMI and SGI wish to enter into this Amendment to (i) correct the scrivener's error in the introductory paragraph of the Sublicense Agreement where SmartGate, L.C. is referred to as a Florida corporation, (ii) to expand the applications of the Technology under the Sublicense Agreement; (iii) clarify that SGI has been granted the exclusive right to use any servicemark or trademark that RMI registers during the term of the Sublicense Agreement; (iv) confirm that all the rights and obligations of SGI under the Sublicense Agreement will inure to the surviving entity in the event SGI merges or enters into a business combination with entity, and (v) confirm that the Sublicense Agreement is in good standing and not subject to any claims or acts of default.

         NOW THEREFORE, for good and valuable consideration, in hand received, including the mutual covenants and promises of the parties as set forth in this Agreement, the parties mutually agree as follows:

         1. The introductory paragraph of the Sublicense Agreement is hereby amended to reflect that SmartGate, L.C. is a Florida limited liability company.

         2. Paragraph 1. of the Sublicense Agreement is hereby amended by adding the following:

                  "The Sublicense granted on February 14, 1997 ("Original
              Sublicense") is expanded as hereinafter provided. Without limiting in any fashion the Original Sublicense grant, SmartGate is also granted hereby the exclusive perpetual worldwide right to commercialize, manufacture, sell, market and apply the Technology as defined in the Original Sublicense Agreement for safety applications to prevent strikes, damage, injury or entrapment from the movement of all closure devices (the "Extended Sublicense"). Without limitation of the foregoing, the Extended Sublicense grant expressly includes residential garage doors, elevator doors and vehicle windows and doors. The Extended Sublicense grant is expressly limited to applications of the Technology to prevent strikes, damage, injury or entrapment from moving closure devices."

         3. Paragraph 2. Of the Sublicense Agreement is hereby amended by replacing the existing paragraph with the following:

                  2. License of Trademark. RMI hereby grants SGI the exclusive right to use, during the term of this Sublicense Agreement, any servicemark or trademark containing the name "SmartGate" which RMI has or will register during the term of this Sublicense Agreement provided; however, that this license shall not restrict or impede the right of RMI to use the name "Smart" in combination with any other words in connection with products other than the Extended Sublicensed Applications.

         3. Merger. In the event SGI merges or enters into some other form of business combination with any entity ("Surviving Entity"), the parties acknowledge and agree that all of the rights and obligations of SGI under the Sublicense Agreement and this Amendment thereto, shall automatically inure, in all respects, to the Surviving Entity.

         4. RMI Estoppel. RMI hereby certifies, acknowledges and agrees, that as of the date of this Amendment, the Sublicense Agreement and all rights granted thereunder to SGI remain in full force and effect, and that SGI is in full compliance with all the terms and conditions of the Sublicense Agreement and that the Sublicense Agreement is in good standing and is not subject to any claims or acts of default whatsoever.

         5. Any inconsistency between this Amendment and the Sublicense Agreement shall be construed in favor of this Amendment. All remaining terms and conditions of the Sublicense Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties have set their hand and seal as of the day and year first written above.



RADIOMETRIX, INC.                     SMARTGATE, L.C.



By: /s/                                By: /s/
   --------------------------------       --------------------------------------

                                SCHEDULE 1.6(E)


Stephen A. Michael                                               42.535953%
Elizabeth Rosemary Duffey Irrevocable Trust                      21.267976%
Spencer Charles Duffey Irrevocable Trust                         21.267976%
Robert T. Roth                                                   10.066844%
William W. Dolan                                                  4.861251%

                                  SCHEDULE 2.9

                      RADIOMETRIX 2000 FEDERAL TAX RETURN

Form 11?0                                            U.S. CORPORATION INCOME TAX RETURN                          OMB No. 1545-0123
Department of the                                    For calendar year 2000 or tax year                        ---------------------
Treasury                                       beginning ................. , ending .........                          2000
Internal Treasury Service        - Instructions are separate. See page 1 for Paperwork Reduction Act Notice.
------------------------------------------------------------------------------------------------------------------------------------
A Check if a:                        Use            Name        Number, street & room or suite no.             B   Employer identi-
1 Consolidated return                IRS                  City or town, state, and ZIP code                        fication number
  (attach From 851)        [ ]       label.         RADIO METRIX, INC.                                             65-0345382
2 Personal holding co.               Other-         4400 INDEPENDENCE COURT                                    C   Date incorporated
  (attach Sch. PH.)        [ ]       wise,          SARASOTA, FL 34234                                             3/19/92
3 Personal service corp.             print or
  (as defined in Temporary           type
  Reps. sec. 1.441-4T-                                                                                         D   Total assets
  see instructions)        [ ]                                                                                     (see page 8 of
------------------------------------------------------------------------------------------------------------       instructions)
E Check applicable boxes: (1) [ ] Initial return    (2) [ ] Final return    (3) [ ] Change of address          $   382,724
------------------------------------------------------------------------------------------------------------------------------------
                 1a  Gross rep?./sales [                  ] b Less ??. & allowances [                  ] c Bal -  1c
                                                                                                               ---------------------
                 2   Cost of goods sold (Schedule A, line 8..................................................     2
                                                                                                               ---------------------
                 3   Gross profit, Subtract line 2 from line 1c..............................................     3
                                                                                                               ---------------------
                 4   Dividends (Schedule C, line 19).........................................................     4
                                                                                                               ---------------------
                 5   Interest................................................................................     5          22,454
                                                                                                               ---------------------
Income           6   Gross rents.............................................................................     6
                                                                                                               ---------------------
                 7   Gross royalties.........................................................................     7
                                                                                                               ---------------------
                 8   Capital gain net income (attach Sch. D (Form 1120)).....................................     8
                                                                                                               ---------------------
                 9   Net gain or (loss) from Form 4797, Part II, line 18 (attach Form 4797)..................     9
                                                                                                               ---------------------
                10   Other income (see page 8 of Instructions-attach schedule)...............................    10
                                                                                                               ---------------------
                11   Total income. Add lines 3 through 10                                                   -    11          22,454
------------------------------------------------------------------------------------------------------------------------------------
                12   Compensation of officers (Schedule E, line 4)...........................................    12
                                                                                                               ---------------------
                13   Salaries and wages (less employment credits)............................................    13
                                                                                                               ---------------------
                14   Repairs and maintenance.................................................................    14
                                                                                                               ---------------------
                15   Bad debts...............................................................................    15
                                                                                                               ---------------------
                16   Rents...................................................................................    16
                                                                                                               ---------------------
Deductions      17   Taxes and licenses......................................................................    17           1,684
                                                                                                               ---------------------
                18   Interest................................................................................    18              46
                                                                                                               ---------------------
(See            19   Charitable contributions (see page 11 of instructions for 10% limitation)...............    19
instructions                                                                                                   ---------------------
for             20   Depreciation (attach Form 4562).......................................  20
limitations                                                                                 -----------------
on              21   Less depreciation claimed on Schedule A and elsewhere on return.......  21a                 21b
deductions)                                                                                 -----------------  ---------------------
                22   Depletion...............................................................................    22
                                                                                                               ---------------------
                23   Advertising.............................................................................    23
                                                                                                               ---------------------
                24   Pension, profit-sharing, etc., plans....................................................    24
                                                                                                               ---------------------
                25   Employee benefit programs...............................................................    25
                                                                                                               ---------------------
                26   Other deductions (attach schedule)......................................... STMT 1 .....    26          26,965
                                                                                                               ---------------------
                27   Other deductions. Add ln. 12 through 25.................................................    27          28,695
                                                                                                               ---------------------
                28   Taxable income before net operating loss deduction & special deductions.
                     Subtract line 27 from ln. 11............................................................    28          -6,241
                                                                                                               ---------------------
                29   Less: a Net operating loss (NOL) deduction (see page 13 of instr.)....   29a
                                                                                             ------------------
                           b Special deductions (Schedule C, line 20)......................   29b                29t
------------------------------------------------------------------------------------------------------------------------------------
                30   Taxable income. Subtract line 29c from line 28..........................................    30          -6,241
                                                                                                               ---------------------
                31   Total tax (Schedule J, line 11).........................................................    31               0
                                                                                                               ---------------------
                32   Payments: a 1999 overpayment
                                 credited to 2000...............    32a
                                                                  --------------------
                  b  2000 estimated tax payments................    32b
                                                                  --------------------
                  c  Less 2000 refund applied for on Form 4466..    32c               d Bal-   32d
Tax and                                                           --------------------       ------------------
Payments          e  Tax deposited with Form 7004..........................................    32e
                                                                                             ------------------
                  f  Credit for tax paid on undistributed capital gains (attach Form 2439)     32f
                                                                                             ------------------
                  g  Credit for Federal tax on fuels (attach Form 4136). See instructions..    32g               32h
                                                                                             ---------------------------------------

                33   Estimated tax penalty (see page 14 of instructions). Check if Form 2220 is attached.....    33
                                                                                                               ---------------------
                34   Tax due. If line 32h is smaller than the total of lines 31 and 33, enter amount owed....    34
                                                                                                               ---------------------
                35   Overpayment. If line 32h is larger than the total of lines 31 and 33, enter amount
                       overpaid..............................................................................    35
                                                                                                               ---------------------
                36   Enter amt of line 35 you want Credited to 2001 est. tax -                     Refunded -    36
------------------------------------------------------------------------------------------------------------------------------------
                   Under penalties of perjury: I declare that I have examined this return, including accompanying schedules and
Sign               statements, and to the best of my knowledge and belief, it is true, correct and complete. Declaration of preparer
Here               (other than taxpayer) is based on all information of which preparer has any knowledge.

                   -    SM                                                9-17-02         -
                        ----------------------------------------------------------------     ---------------------------------------
                        Signature of officer                              Date               Title
------------------------------------------------------------------------------------------------------------------------------------
                   Preparer's                                    Date              Check if                  Preparer's SSN or PTIN
Paid               Signature -  /s/ ????????? CPA                9/12/01           self-employed   [ ]       P00210570
Preparer's         -----------------------------------------------------------------------------------------------------------------
Use Only           Firm's name (or              RIES & FICARRA, PA                                        FIN            59-2413568
                   yours if self-employed) -  --------------------------------------------------------------------------------------
                   address, and ZIP code        4837 SWIFT ROAD SUITE 210                                 Phone
                                                SARASOTA, FL            34231                             no           941-923-2537
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                   Form 1120 (2000)
DAA

Form 1120 (2000) RADIO METRIX, INC.                  65-0345382                                                               PAGE 2
------------------------------------------------------------------------------------------------------------------------------------
 Schedule A       Cost of Goods Sold (See page 14 of instructions.)
------------------------------------------------------------------------------------------------------------------------------------
1        Inventory at beginning of year .................................................................... | 1 |
                                                                                                             -----------------------
2        Purchases ......................................................................................... | 2 |
                                                                                                             -----------------------
3        Cost of labor ..................................................................................... | 3 |
                                                                                                             -----------------------
4        Additional section 263A costs (attach schedule) ................................................... | 4 |
                                                                                                             -----------------------
5        Other costs (attach schedule) ..................................................................... | 5 |
                                                                                                             -----------------------
6        Total, Add lines 1 through 5 ...................................................................... | 6 |
                                                                                                             -----------------------
7        Inventory at end of year .......................................................................... | 7 |
                                                                                                             -----------------------
8        Cost of goods sold. Subtract line 7 from line 6. Enter here and on line 2, page 1 ................. | 8 |
                                                                                                             -----------------------
9a       Check all methods used for valuing closing inventory:
           (i)   [ ]   Cost as described in Regulations section 1.471-3
          (ii)   [ ]   Lower of cost or market as described in Regulations section 1.471-4
         (iii)   [ ]   Other (Specify method used and attach explanation.)- ........................................................

 b       Check if there was a writedown of subnormal goods as described in Regulations section 1.471-2(c) ..................  -  [ ]

 c       Check if the LIFO inventory method was adopted this tax year for any goods (if checked, attach Form 970) ..........  -  [ ]
                                                                                                             |   |
 d       If the LIFO inventory method was used for this tax year, enter percentage (or amounts) of closing   |   |
         inventory computed under LIFO ..................................................................... | 9d|
                                                                                                             -----------------------
 e       If property is produced or acquired for resale, do the rules of section 263A apply to the
         corporation? ......................................................................................   [ ] Yes       [ ] No

 f       Was there any change in determining quantities, cost, or valuations between opening and closing
         inventory? If "Yes," attach explanation ...........................................................   [ ] Yes       [ ] No
------------------------------------------------------------------------------------------------------------------------------------
 Schedule C       Dividends and Special Deductions (See page 15 of            |   (a) Dividends    | (b) % |  (c) Special deductions
                  instructions.)                                              |     received       |       |       (a)  %  (b)
------------------------------------------------------------------------------------------------------------------------------------
                                                                              |                    |       |
 1       Dividends from less-than-20%-owned domestic corporations that are    |                    |       |
         subject to the 70% deduction (other than debt-financed stock) ...... |                    |  70   |
                                                                              ------------------------------------------------------
 2       Dividends from 20%-or-more-owned domestic corporations that are      |                    |       |
         subject to the 80% deduction (other than debt-financed stock) ...... |                    |  80   |
                                                                              ------------------------------------------------------
 3       Dividends on debt-financed stock or domestic & foreign corporations  |                    |  see  |
         (section 245A) ..................................................... |                    | instr.|
                                                                              ------------------------------------------------------
 4       Dividends on certain preferred stock of less-than-20%-owned public   |                    |       |
         utilities .......................................................... |                    |  42   |
                                                                              ------------------------------------------------------
 5       Dividends on certain preferred stock of 20%-or-more-owned public     |                    |       |
         utilities .......................................................... |                    |  48   |
                                                                              ------------------------------------------------------
 6       Dividends from less-thana-20%-owned foreign corporations and         |                    |       |
         certain FSCs that are subject to the 70% deduction ................. |                    |  70   |
                                                                              ------------------------------------------------------
 7       Dividends from 20%-or-more-owned foreign corporations and certain    |                    |       |
         FSCs that are subject to the 80% deduction ......................... |                    |  80   |
                                                                              ------------------------------------------------------
 8       Dividends from wholly owned foreign subsidiaries subject to the      |                    |       |
         100% deduction (section 245(b)) .................................... |                    |  100  |
                                                                              ------------------------------------------------------
 9       Total. Add lines 1 through 8. See page 16 of instructions for        |                    |       |
         limitation ......................................................... |                    |       |
                                                                              |                    |       -------------------------
10       Dividends from domestic corporations received by a small business    |                    |       |
         investment company operating under the Small Business Investment     |                    |       |
         Act of 1958 ........................................................ |                    |  100  |
                                                                              ------------------------------------------------------
11       Dividends from certain FSCs that are subject to the 100% deduction   |                    |       |
         (section 245(c)(1)) ................................................ |                    |  100  |
                                                                              ------------------------------------------------------
12       Dividends from affiliated group members subject to the 100%          |                    |       |
         deduction (section 243(a)(3)) ...................................... |                    |  100  |
                                                                              ------------------------------------------------------
13       Other dividends from foreign corporations not included on lines      |                    |       |
         3, 6, 7, 8, or 11 .................................................. |                    |       |
                                                                              ----------------------       |
14       Income from controlled foreign corporations under subpart F          |                    |       |
         (att. Form(s) 5471) ................................................ |                    |       |
                                                                              ----------------------       |
15       Foreign dividend gross-up (section 78) ............................. |                    |       |
                                                                              ----------------------       |
16       IC-DISC and former DISC dividends not included on lines 1, 2, or     |                    |       |
         3 (section 245(d)) ................................................. |                    |       |
                                                                              ----------------------       |
17       Other dividends .................................................... |                    |       |
                                                                              ----------------------       |
18       Deduction for dividends paid on certain preferred stock of public    |                    |       |
         utilities .......................................................... |                    |       |
                                                                              |                    |       -------------------------
19       Total dividends. Add lines 1 through 17. Enter here and on line 4,   |                    |       |
         page 1 .......................................................     - |                    |       |
                                                                              ----------------------       |
20       Total special deductions. Add lines 9, 10, 11, 12, and 18. Enter here
         and on line 29b, page 1                                            - |
------------------------------------------------------------------------------------------------------------------------------------
 Schedule E       Compensation of Officers (See instructions for line 12, page 1.)
                  Note: Complete Schedule E only if total receipts (line 1a plus lines 4 through 10 on page 1, Form 1120) are
                  $500,000 or more.
------------------------------------------------------------------------------------------------------------------------------------
                          |                             |                     |   Percent of corporation   |
                          |                             |   (c) Percent of    |        stock owned         |
                          |                             |   time devoted to   ------------------------------     (f) Amount of
   (a) Name of officer    | (b) Social security number  |      business       | (d) Common | (c) Preferred |      compensation
------------------------------------------------------------------------------------------------------------------------------------
1                         |                             |                    %|           %|              %|
------------------------------------------------------------------------------------------------------------------------------------
                          |                             |                    %|           %|              %|
------------------------------------------------------------------------------------------------------------------------------------
                          |                             |                    %|           %|              %|
------------------------------------------------------------------------------------------------------------------------------------
                          |                             |                    %|           %|              %|
------------------------------------------------------------------------------------------------------------------------------------
                          |                             |                    %|           %|              %|
------------------------------------------------------------------------------------------------------------------------------------
2        Total compensation of officers .................................................................  |
                                                                                                           -------------------------
3        Compensation of officers claimed on Schedule A and elsewhere on return .........................  |
                                                                                                           -------------------------
4        Subtract line 3 from line 2. Enter the result here and on line 12, page 1 ......................  |
------------------------------------------------------------------------------------------------------------------------------------
DAA                                                                                                                 Form 1120 (2000)

Form 1120(2000) RADIO METRIX, INC.                                         65-0345382                                         PAGE 3
------------------------------------------------------------------------------------------------------------------------------------
  Schedule J        Tax Computation (See page 17 of instructions.)
------------------------------------------------------------------------------------------------------------------------------------
 1   Check if the corporation is a member of a controlled group (see sections 1561 and 1563)...............  > [ ]
     Important: Members of a controlled group, see instructions on page 17.

 2a  If the box on line 1 is checked, enter the corporations's share of the $50,000, $25,000, and $9,925,000 taxable income brackets (in that order):

     (1) $                                       (2) $                                          (3) $
      ---------------                                ---------------                                ---------------

  b  Enter the corporation's share of:          (1) Additional 5% tax (not more than $11,750)       $
                                                                                                    ---------------
                                                (2) Additional 3% tax (not more than $100,000)      $
                                                                                                    ---------------
 3   Income tax. Check if a qualified personal service corporation under section 448(d)(2) (see page 17)...  > [ ]  3             0
                                                                                                                   -----------------
 4   Alternative minimum tax (attach Form 4626)..................................................................   4
                                                                                                                   -----------------
 5   Add lines 3 and 4...........................................................................................   5             0
                                                                                                                   -----------------
 6a  Foreign tax credit (attach Form 1118).....................................................   6a
                                                                                                  -----------------
  b  Possessions tax credit (attach Form 5735).................................................   6b
                                                                                                  -----------------
  c  Check  [ ] Nonconventional source fuel credit      [ ] OEV credit (att: Form 8834)           6c
                                                                                                  -----------------
  d  General business credit. Enter here & check which forms are att:              [ ] 3800
     [ ] 3468     [ ] 5884     [ ] 6478     [ ] 6765     [ ] 8586     [ ] 8830     [ ] 8825
     [ ] 8835     [ ] 8844     [ ] 8845     [ ] 8846     [ ] 8820     [ ] 8847     [ ] 8861       6d
                                                                                                  -----------------
  e  Credit for prior year minimum tax (attach Form 8827)......................................   6e
                                                                                                  -----------------
  f  Qualified zone academy bond credit (attach Form 8850).....................................   6f
                                                                                                  -----------------
 7   Total credits. Add lines 6a through 6f......................................................................   7
                                                                                                                   -----------------
 8   Subtract line 7 from line 5.................................................................................   8
                                                                                                                   -----------------
 9   Personal holding company tax (attach Schedule PH (Form 1120))...............................................   9
                                                                                                                   -----------------
10   Recapture taxes. Check if from :        [ ] Form 4255     [ ] Form 8611.....................................  10
                                                                                                                   -----------------
11   Total tax. Add lines 8 through 10. Enter here and on line 21, page 1........................................  11             0
                                                                                                                   -----------------
------------------------------------------------------------------------------------------------------------------------------------
  Schedule K      Other Information (See page 19 of instructions.)
------------------------------------------------------------------------------------------------------------------------------------
 1  Check method of accounting:  a [ ] Cash               Yes  No       If "Yes," file Form 5452, Corporate Report of       Yes  No
    b  [X] Accrual                                                      Nondividend Distributions
    c  [ ] Other (specify) > ..........................                 If this is a consolidated return, answer here for
 2  See page 21 of the instructions and enter the:                      the parent corporation and on Form 851,
                                                                        Affiliations Schedule, for each subsidiary.
  a Business activity code no. > 541990
                                  ......................             7  At any time during the tax year, did one foreign
  b Business activity >  DEVELOPMENT                                    person own, directly or indirectly, at least 25%
                         ...............................                of (a) the total voting power of all classes of
  c Product or service >  SENSING DEVICE                                stock of the corporation entitled to vote or
                          ..............................                (b) the total value of all classes of stock of
 3  At the end of the tax year, did the corporation                     the corporation?..................................        X
    own, directly or indirectly, 50% or more of the                                                                         ---  ---
    voting stock of a domestic corporation? (For rules                  If "Yes,"
    of attribution, see section 267(c).)................        X     a Enter percentage owned............................
    If "Yes," attach a schedule showing: (a) name and     ---  ---
    employer identification number (EIN), (b) percentage              b Enter owner's country > ..........................
    owned, and (c) taxable income or (loss) before NOL
    and special deductions of such corporation for the                c The corporation may have to file Form 5472,
    tax year ending with or within your tax year.                       Information Return of a 25% Foreign-Owned U.S.
                                                                        Corporation or a Foreign Corporation Engaged in a
 4  Is the corporation a subsidiary in an affiliated                    U.S. Trade or Business. Enter number of Form 5472
    group or a parent-subsidiary controlled group?......        X       attached > .......................................
    If "Yes," enter name and EIN of the parent            ---  ---
    corporation >.......................................             8  Check this box if the corporation issued publicly
    ....................................................                offered debt instruments with original issue
                                                                        discount ................................... > [ ]
 5  At the end of the tax year, did any individual,                     If checked, the corporation may have to file
    partnership, corporation, estate, or trust own,                     Form 8281, Information Return for Publicly Offered
    directly or indirectly, 50% or more of the                          Original Issue Discount Instruments.
    corporation's voting stock? (For rules of
    attribution, see section 267(c).)...................        X    9  Enter the amount of tax-exempt interest received or
    If "Yes," attach a schedule showing name and          ---  ---      accrued during the tax year >  $        0
    identifying number. (Do not include any information                                                  ...................
    already entered in 4 above.) Enter percentage                   10  Enter the number of shareholders at the end of the
    owned > ............................................                tax year (if 75 or fewer) >           3
                                                                                                   .......................
 6  During this tax year, did the corporation pay                   11  If the corp. has an NOL for the tax year and is
    dividends (other than stock dividends and                           electing to forego the carryback period, check
    distributions in exchange for stock) in excess                      here                                          > [ ]
    of the corporation's current and accumulated
    earnings and profits? (See sections 301 and                     12  Enter the available NOL carryover from prior tax
    316.)...............................................        X       years (Do not reduce it by any deduction on line
                                                          ---  ---      29a.) > ...........................................
                                                                                                                            --- ---

Note: If the corporation, at any time during the tax year, had assets or operated a business in a foreign country or U.S. possession, it may be required to attach Schedule N (Form 1120), Foreign Operations of U.S. Corporations, to this return. See Schedule N for details.
--------------------------------------------------------------------------------
DAA                                                             Form 1120 (2000)

10059

Form 1120 (2000)  RADIO METRIX, INC.       65-0345382                     Page 4
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
SCHEDULE L BALANCE SHEETS PER BOOKS                     BEGINNING OF TAX YEAR                  END OF TAX YEAR
------------------------------------------------------------------------------------------------------------------
                   ASSETS                                 (A)          (B)                      (C)        (D)
 1     Cash.......................................                           99                                398
 2a    Trade notes and accounts receivable........
  b    Less allowance for bad debts...............
 3     Inventories................................
 4     U.S. government obligations................
 5     Tax-exempt securities (see instructions)...
 6     Other current assets STMT 2................                          500                              7,000
 7     Loans to shareholders......................                        8,249                              8,249
 8     Mortgage and real estate loans.............
 9     Other investments..........................
10a    Buildings and other depreciable assets.....         13,999                               13,999
  b    Less accumulated depreciation..............         13,999             0                 13,999           0
11a    Depletable assets..........................
  b    Less accumulated depletion.................
12     Land (net of any amortization).............
13a    Intangible assets (amortizable only).......
  b    Less accumulated amortization..............
14     Other assets (attach sch.) STMT 3..........                      383,638                            367,077
15     Total assets...............................                      392,486                            382,724
------------------------------------------------------------------------------------------------------------------
       Liabilities and Shareholder's Equity.......
16     Accounts payable...........................                        8,994                              8,516
17     Mortgages, notes, bonds payable in less
        than 1 year...............................
18     Other current liabilities STMT 4...........                        6,900                              6,900
19     Loans from shareholders....................                        9,159                              8,159
20     Mortgages, notes, bonds payable in 1 year
        or more...................................
21     Other liabilities (att. sch.)..............
22     Capital stock:  a. Preferred stock.........
                       b. Common stock............            575           575                    575         575
23     Additional paid-in capital.................                      355,425                            355,425
24     Retained earnings--Appropriated............
25     Retained earnings--Unappropriated..........                       11,433                              3,149
26     Adjustment to S/H equity....................
27     Less cost of treasury stock................
28     Total liabilities and shareholders' equity.                      392,486                            382,724
------------------------------------------------------------------------------------------------------------------
Note: The corporation is not required to complete Schedule M-1 and M-2 if the total assets on line 15, col. (d)
of Schedule L are less than $25,000.
------------------------------------------------------------------------------------------------------------------
Schedule M-1    Reconciliation of Income (Loss) per Books With Income per Return (See page 20 of instructions.)
------------------------------------------------------------------------------------------------------------------
 1     Net income (loss) per books...........              -8,284     7   Income recorded on book this year
                                                                           not included on this return (itemize):
 2     Federal income tax....................               2,038
 3     Excess of capital losses over capital                              Tax-exempt interest... $........
        gains
 4     Income subject to tax not recorded on                              ................................
        books this year (itemize):..........                              ................................
       ......................................                         8   Deductions on this return not
 5     Expenses recorded on books this year                               charged against book income this
       not deducted on this return (itemize):                             year (itemize):
  a    Depreciation... $.....................                          a  Depreciation... $...............
  b    Contribution                                                    b  Contributions
       carryover.....  $.....................                             carryover...... $...............
  c    Travel and                                                         ................................
       entertainment.  $.....................                             ................................
       ......................................                             ................................
       STMT 5................................                   5     9   Add lines 7 and 8...............
 6     Add lines 1 through 5.................              -6,241    10   Income (line 28, page 1) line
                                                                           6 less line 9..................  -6,241
------------------------------------------------------------------------------------------------------------------
Schedule M-2   Analysis of Unappropriated Retained Earnings per Books (Line 25, Schedule L)
------------------------------------------------------------------------------------------------------------------
 1    Balance at beginning of year..........               11,433     5   Distributions: a  Cash...........
 2    Net income (loss) per books...........               -8,284                        b  Stock..........
 3    Other increases (itemize):............                                             c  Property.......
      ......................................                          6   Other decreases (itemize):.......
      ......................................                          7   Add lines 5 and 6................
 4    Add lines 1, 2, and 3.................                3,149     8   Balance at end of year (line 4
                                                                           less line 7)....................  3,149
------------------------------------------------------------------------------------------------------------------

DAA                                                             Form 1120 (2000)

Form 7004
(Rev. October 2000)                    Application for Automatic Extension of Time                   DMB No. 7545-0233
                                          To File Corporation Income Tax Return
Department of the Treasury
Internal Revenue Service
-------------------------------------------------------------------------------------------------------------------------

Name of corporation                                                       Employer identification number

RADIO METRIX, INC.                                                        65-0345382
-------------------------------------------------------------------------------------------------------------------------
Number, street, and room or suite no. (If a P.O. box or outside the United States, see instructions.)
4400 INDEPENDENCE COURT
-------------------------------------------------------------------------------------------------------------------------
City or town, state, and ZIP code
SARASOTA                   FL 34234
-------------------------------------------------------------------------------------------------------------------------

Check type of return to be filed:
[ ] Form 990-C                       [ ] Form 1120-FSC           [ ] Form 1120-PC           [ ] Form 1120S
[X] Form 1120                        [ ] Form 1120-H             [ ] Form 1120-POL          [ ] Form 1120-SF
[ ] Form 1120-A                      [ ] Form 1120-L             [ ] Form 1120-REIT
[ ] Form 1120-F                      [ ] Form 1120-ND            [ ] Form 1120-RIC
-------------------------------------------------------------------------------------------------------------------------

- Form 1120-F filers:      Check here if the foreign corporation does not maintain an office or place of
                           business in the United States                                                           [ ]
-------------------------------------------------------------------------------------------------------------------------

 1       Request for Automatic Extension (see instructions)
   a     Extension data. I request an automatic 6-month (or, for certain corporations, 3-month) extension of time until 9/17/01 to file the income tax return of the corporation named above for [X] calendar year 2000 or [ ] tax year beginning _________________, and ending ___________________
   b     Short tax year. If this tax year is for less than 12 months, check reason:
         [ ] Initial return    [ ] Final return    [ ] Change in accounting period    [ ] Consolidated return to be filed
-------------------------------------------------------------------------------------------------------------------------
 2       Affiliated group members (see instructions). If this application also covers subsidiaries to be included in a consolidated return, provide the following information:

-------------------------------------------------------------------------------------------------------------------------
Name and address of each member of the affiliated group              Employer identification number            Tax period
-------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

 3       Tentative tax (see instructions).....................................................  3                       0
 4       Payments and refundable credits (see instructions)
   a     Overpayment credited from prior year .......   4a
                                                       -----------------------
   b     Estimated tax payments for the tax year ....   4b
                                                       -----------------------
   c     Less refund for the tax year applied
         for on Form 4466 ...........................   4c                    Bal  4d
                                                       -----------------------         ----------
   e     Credit for tax paid on undistributed capital gains (Form 2439) .........  4e
                                                                                       ----------
   f     Credit for Federal tax on fuels (Form 4136) ............................  4f
                                                                                       ----------

 5       Total. Add lines 4d through 4f (see instr.) .........................................  5                       0
                                                                                                -------------------------
 6       Balance due. Subtract line 5 from line 3. Deposit this amount using the Electronic
         Federal Tax Payment System (EFTPS) or with a Federal Tax Deposit (FTD) Coupon
         (see instructions) ..................................................................  6                       0
-------------------------------------------------------------------------------------------------------------------------
Signature. Under penalties of perjury, I declare that I have been authorized by the above-named corporation to make this application, and to the best of my knowledge and belief, the statements made are true, ??? and complete.


   /s/                                                                    CPA                                 3/14/01
---------------------------------------                  -------------------------------------             --------------
   (Signature of officer or agent)                                        (Title)                              (Date)
-------------------------------------------------------------------------------------------------------------------------
For Paperwork Reduction Act Notice, see instructions.                                            Form 7004 (Rev. 10-2000)
DAA

10059 Radio Metrix, Inc.
65-0345382                    FEDERAL STATEMENTS
FYE: 12/31/2000
--------------------------------------------------------------------------------
         STATEMENT 1 -- FORM 1120, PAGE 1, LINE 26 -- OTHER DEDUCTIONS

                  DESCRIPTION                                           AMOUNT
-------------------------------------------------                      ---------
BANK CHARGES.....................................                      $      95
PROFESSIONAL FEES................................                          1,720
TRAVEL...........................................                            150
RESEARCH AND DEVELOPMENT COST....................                         25,000
                                                                       ---------
     TOTAL.......................................                      $  26,965
                                                                       =========
--------------------------------------------------------------------------------

 STATEMENT 2 -- FORM 1120, PAGE 4, SCHEDULE L, LINE 6 -- OTHER CURRENT ASSETS

                                                        BEGINNING         END
                  DESCRIPTION                            OF YEAR        OF YEAR
--------------------------------------------------      ---------      ---------
SUBSCRIPTIONS RECEIVABLE..........................      $     500      $     500
LOAN RECEIVABLE -- ROTH...........................                         6,500
                                                        ---------      ---------
    TOTAL.........................................      $     500      $   7,000
                                                        =========      =========

--------------------------------------------------------------------------------

     STATEMENT 3 -- FORM 1120, PAGE 4, SCHEDULE L, LINE 14 -- OTHER ASSETS

                                                        BEGINNING         END
                  DESCRIPTION                            OF YEAR        OF YEAR
--------------------------------------------------      ---------      ---------
DEPOSIT...........................................      $   1,000      $   1,000
NOTE RECEIVABLE -- SMART GATE.....................        330,500        330,500
DUE FROM SMART GATE...............................          1,515
INTEREST RECEIVABLE...............................         50,623         35,577
                                                        ---------      ---------
    TOTAL ........................................      $ 383,638      $ 367,077
                                                        =========      =========
--------------------------------------------------------------------------------

           STATEMENT 4 -- FORM 1120, PAGE 4, SCHEDULE L, LINE 18 --
                           OTHER CURRENT LIABILITIES

--------------------------------------------------------------------------------

                                                        BEGINNING         END
                  DESCRIPTION                            OF YEAR        OF YEAR
--------------------------------------------------      ---------      ---------
DUE TO DUFFEY & DOLAN.............................      $   6,900      $   6,900
                                                        ---------      ---------
    TOTAL.........................................      $   6,900      $   6,900
                                                        =========      =========
--------------------------------------------------------------------------------

           STATEMENT 5 -- FORM 1120, PAGE 4, SCHEDULE M-1, LINE 5 --
                        EXPENSES ON BOOKS NOT ON RETURN

                  DESCRIPTION                                           AMOUNT
-------------------------------------------------                      ---------
PENALTY..........................................                      $       5
                                                                       ---------
    TOTAL........................................                      $       5
                                                                       =========

10059 Radio Metrix, Inc.
65-0345382                    FEDERAL ASSET REPORT
FYE: 12/31/2000               REGULAR DEPRECIATION


                                                Date              Bus
Asset               Description              In Service     Cost   %  179   Basis    Per Conv Meth    Prior    Current
-----  -----------------------------------   ----------   ------- --- --- ---------  --- ---- -----  --------  -------

Prior MACRS:
-----------
   1   Computer Equipment                      5/31/97     13,999      X         0    5   HY  200DB    13,999        0
                                                          -------         --------                   --------  -------
                                                           13,999                0                     13,999        0
                                                          =======         ========                   ========  =======

       Grand Totals                                        13,999                0                     13,999        0
       Less: Dispositions                                       0                0                          0        0
                                                          -------         --------                   --------  -------
       Net Grand Totals                                    13,999                0                     13,999        0
                                                          =======         ========                   ========  =======

10059 Radio Metrix, Inc.
65-0345382                     FEDERAL STATEMENTS
FYE: 12/31/2000


                       Schedule L - Loans to Shareholders

                                                 Beginning         End
          Description                             of Year        of Year
-----------------------------------              ---------      ---------
SHAREHOLDER LOAN - STEVE                         $   8,249      $   8,249
                                                 ---------      ---------
      TOTAL                                      $   8,249      $   8,249
                                                 =========      =========


                      Schedule L - Loans from Stockholders

                                                 Beginning         End
          Description                             of Year        of Year
-----------------------------------              ---------      ---------
SHAREHOLDER LOAN - DUFFEY                        $   8,159      $   8,159
SHAREHOLDER LOAN - ROTH                              1,000
                                                 ---------      ---------
      TOTAL                                      $   9,159      $   8,159
                                                 =========      =========

                                 SCHEDULE 2.10

                               MATERIAL CONTRACTS

                            SEE EXHIBITS "C" AND "D"
                                      AND
                         THE ATTACHED LIST OF CONTRACTS

                                 SCHEDULE 2.10
                           LIST OF MATERIAL CONTRACTS

- Net Profit Royalty Letter Agreement between Radio Metrix Inc. and Pete Lefferson dated September 23, 1993 as amended by Letter Agreement dated December 1, 1994 ("Lefferson Royalty Agreement").

- Agreement between Radio Metrix Inc. and Carl Burnett dated October 13, 1996 ("Burnett Agreement").

- The Agreement between Radio Metrix Inc. and Namaqua Limited Partnership ("Namaqua") dated December 13, 1993 ("Namaqua Agreement"), and related Security Agreement ("Namaqua Security Agreement").

- Agreement between Radio Metrix Inc. and Robert Wilson dated March 18, 1992 ("Wilson Agreement").

- License Agreement between Radio Metrix Inc. and SDR Metro Inc. dated March 14, 1992 and Amendment to License Agreement dated February 14, 1997 and May 26, 1998.

- Agreement between Radio Metrix Inc., SDR Metro Inc. and Brent Simon dated October 9, 2000 re: patent purchase; and Extension Agreement between Radio Metrix Inc., SDR Metro Inc. and Brent Simon dated September 5, 2001.

- Closing Agreement between Radio Metrix Inc., SDR Metro Inc. and Brent Simon dated January 8, 2002.

-        Promissory Note to SDR Metro Inc. dated January 8, 2002.

- Security Agreement between Radio Metrix Inc. and SDR Metro Inc. dated January 8, 2002; UCC-1 filed in Florida Secured Transaction Registry; confirmation of Security Interest filed with Patent and Trademark Office.

- Remedy Upon Default Agreement between Radio Metrix Inc. and SDR Metro Inc. dated January 8, 2002.

-        Consulting Agreement Memo re: Brent Simon dated August 28, 2000.

- Assignment of License Agreement from SDR Metro Inc. to Radio Metrix Inc. dated January 8, 2002.

- Secured Promissory Note from Radio Metrix to SmartGate Inc. dated January 8, 2002.

- Security Agreement between Radio Metrix Inc. and SmartGate Inc. dated January 8, 2002.

- Assignment of Right of Redemption Agreement from Radio Metrix Inc. to SmartGate Inc. dated January 8, 2002.

- Sublicense Letter Agreement between Radio Metrix Inc. and SmartGate Inc. dated January 8, 2002.

                                 SCHEDULE 2.13

                            UNDISCLOSED LIABILITIES

                                      NONE

                                 SCHEDULE 2.20
                       INDEBTEDNESS AND ACCOUNTS PAYABLE

         $75,000 payable to Stephen A. Michael in connection with services rendered.*

         $100,000 payable to Duffey & Dolan, P.A. for services rendered.*

         Costs and expenses associated with this Agreement or the Closing thereof.

         Robert T. Roth, a stockholder and member of management of RadioMetrix, Inc. owes RadioMetrix $7,500 plus interest at 8.5% from February 16, 2000. At Closing, this Promissory Note will be deemed cancelled by RadioMetrix, terminating the obligation of Mr. Roth.

         Debts set forth in the promissory notes and agreements listed in
Schedule 2.10 including, but not limited to, the obligations under the Namaqua Agreement which are estimated at approximately $50,000, and the potential obligations under the Wilson Agreement which may be due should the unilateral termination of the Wilson Agreement not be legally effective.

         * Amounts due reflect accruals for services rendered. Stephen A. Michael, Samuel S. Duffey and Duffey & Dolan, P.A. have waived any entitlement to any additional consideration, receivable or entitlement from RadioMetrix as otherwise disclosed herein. Estoppel Certificates will be issued by all parties at Closing as requested by SmartGate. Both Mr. Michael and Duffey & Dolan, P.A. agree that the account payable shall remain unpaid and is contingent upon such time as the Company has received an aggregate of $2,000,000 in additional capital subsequent to the Closing of this Agreement.

                                  SCHEDULE 3.8

                        SMARTGATE FINANCIAL STATEMENTS

                                   SmartGate
                           Consolidated Balance Sheet
                            As of September 30, 2001

                                                          1-Sep
                                                      ------------
       ASSETS
        Current Assets
         Checking/Savings
            10500 - First Union Checking                308,555.49
            10550 - Regions Bank Checking                    77.10
            10510 - First Union Money Market Ac       1,153,926.61
            10600 - Petty Cash                               54.95
                                                      ------------

         Total Checking/Savings                       1,462,614.15

         Accounts Receivable
            11000 - Accounts Receivable                  24,083.59
                                                      ------------
         Total Accounts Receivable                       24,083.59
         Other Current Assets
            12100 - N/R SGLC Loan                             0.00
            13100 - Inventory Asset-Finished             28,553.20
            13200 - Inventory Asset-Parts                88,232.39
            14000 - N/R-STannehill                        2,000.00
            14050 - N/R-CParks                            3,500.00
                                                      ------------
         Total Other Current Assets                     122,285.59
                                                      ------------
        Total Current Assets                          1,608,983.33
        Fixed Assets
         15000 - Furniture & Fixtures                    19,317.46
         15050 - Computer Equpmt & Software              55,542.24
         15100 - Shop Equipment                           4,526.27
         15150 - Office Equipment                         3,369.62
         15400 - Leasehold Improvements                   4,055.44
         17000 - Accum Depreciation-Furniture            (2,971.61)
         17050 - Accum Depreciation-Comptr Eqt          (14,171.14)
         17100 - Accum Depreciation-Shop Equpm           (4,798.06)
         17150 - Accum Depreciation-Off Equpmt           (2,404.19)
         17400 - Accum Depreciation-Leasehold              (765.00)
                                                      ------------
        Total Fixed Assets                               61,701.03

        Other Assets
         19000 - Deposits                                 9,783.60
         19100 - Investment in SmartGate LC                   0.00
                                                      ------------
        Total Other Assets                                9,783.60
                                                      ------------
       TOTAL ASSETS                                   1,680,467.96
                                                      ============
       LIABILITIES & EQUITY
        Liabilities
         Current Liabilities
            Accounts Payable
                20000 - Accounts Payable                 74,184.12
                                                      ------------

Unaudited - Prepared for Internal Management Use
Does not include usual and customary disclosures in notes required by General Accepted Accounting Principles

                                   SmartGate
                           Consolidated Balance Sheet
                            As of September 30, 2001

                                                           1-Sep
                                                       -------------
       Total Accounts Payable                              74,184.12

       Other Current Liabilities
          23000 - Accrued Expenses                              0.00
          23026 - Accrued Interest Payable                  1,185.78
          23050 - Accrued Interest Payable                 59,258.20
          23400 - Payroll Liabilities                      13,766.94
          23500 - FUTA Tax Payable                            162.64
          23700 - SUTA Tax Payable                            908.86
          27800 - N/P-HRWFLP                               29,545.24
          28000 - Affiliated Co. Advances                   6,121.35
          24000 - Accrued Liabilities-Audit                 4,000.00
          24100 - Accrued Liabilities-Other                 8,794.88
          27000 - Bonus Payable                           120,000.00
          27100 - Accrued Salaries                         40,720.00
                                                       -------------
       Total Other Current Liabilities                    284,463.89
                                                       -------------

    Total Current Liabilities                             358,648.01

    Long Term Liabilities
       25000 - Regions LOC                                 98,402.00
       26000 - Due to Radio Metrix                         (2,765.00)
       27000 - N/P-RMI                                    330,500.00
       27850 - N/P-SGI                                          0.00
       28600 - Due to Employees                           (10,000.00)
                                                       -------------
    Total Long Term Liabilities                           416,137.00
                                                       -------------

  Total Liabilities                                       774,785.01

  Equity
    38000 - Opening Bal Equity                                  0.00
    39000 - Retained Earnings                          (1,829,175.81)
    Net Income                                         (1,410,075.39)
    39500 - CS Par Value                                   11,555.00
    39600 - Paid In Capital                             5,118,379.15
    39700 - Stock SubscRec                               (985,000.00)
                                                       -------------

  Total Equity                                            905,682.95
                                                       -------------

 TOTAL LIABILITIES & EQUITY                             1,680,467.96
                                                       =============

Unaudited - Prepared for Internal Management Use
Does not include usual and customary disclosures in notes required by General Accepted Accounting Principles

                                   SmartGate
                            Consolidated Profit Loss
                             Qtr and YTD Comparison
                                 SEPTEMBER 2001

                                                            Sep '01              Qtr 3         Jan '01 - Sep '01
                                                           ---------           ---------       -----------------
Ordinary Income/Expense
      Income
          40000 - Sales                                    10,628.50           32,796.48           88,588.87
                                                           ---------           ---------          ----------
      Total Income                                         10,628.50           32,796.48           88,588.87
      Cost of Goods Sold
          50000 - Cost of Goods Sold                        4,338.97           12,032.62           30,424.30
          57000 - COGS-Labor                                1,606.25            5,493.75           14,987.20
          57500 - Shipping & Handling                         635.96              826.61            3,441.54
                                                           ---------           ---------          ----------
      Total COGS                                            6,581.18           18,352.98           48,853.04
                                                           ---------           ---------          ----------

   Gross Profit                                             4,247.32           14,443.50           39,735.83

      Expense
          60100 - Alarm Expense                               117.70              663.11            1,436.40
          60200 - Depreciation Expense                        750.00            2,250.00            6,750.00
          60500 - Advertising Expense                      19,020.55           44,296.42           83,272.01
          60700 - Bad Debt Expense                              0.00                0.00              583.48
          60800 - Bank Service Charges                         42.00              609.96              667.96
          61000 - Cleaning & Maintenance                       65.23              278.16              929.44
          61150 - Compensation Expense                      5,080.00           15,240.00           45,720.00
          61250 - Discounts                                    17.12               24.20              482.00
          61300 - Dues and Subscriptions                        0.00              140.00            2,473.93
          61500 - Education Expense                             0.00                0.00                0.00
          61600 - Gifts                                       195.00              195.00              195.00
          61800 - Insurance                                 9,734.30           29,826.90           65,026.82
          62200 - Interest Exp-Regions                        615.72            2,209,20            8,637.04
          62225 - Interest Expense-HRW                        163.91              502.65            1,656.92
          62250 - Interest Expense-RMI                      3,100.00            6,200.00           18,000.00
          62300 - Licenses and Permits                         37.50               37.50              172.50
          62350 - Printing and Reproduction                   407.60            3,124.33            5,242.84
          62440 - Freight & Delivery (In)                     126.97              483.45              842.18
          62500 - Professional-Management Fees                544.43            1,633.29            4,067.44
          62550 - Professional-Patent Legal Fees           11,394.64           30,060.28           38,718.39
          62600 - Professional-Accounting                       0.00                0.00           27,687.00
          62650 - Professional-Consulting                  17,545.00           55,232.03          179,619.10
          62700 - Rent or Lease Expense                     5,336.69           16,010.07           44,588.36
          62750 - Repairs-Building                              0.00                0.00            3,286.47
          62800 - Repairs-Office Equipment                      0.00              166.86              999.81
          63000 - Postage and Delivery                        241.50            1,315.18            7,027.19
          63500 - T&E-Travel                                2,544.56           99,653.48          171,822.04
          63550 - T&E-Meals & Entertainment                    94.89            1,403.15           11,179.55
          64000 - Telephone                                 2,143.16            5,213.63           15,640.71
          64050 - Telephone-ISDN                                0.00                0.00            2,678.66
          64500 - Gas and Electric                            831.83            2,240.17            4,352.71
          64550 - Trash & Water                                89.16              288.11              608.61

Unaudited - Prepared for Internal Management Use
Does not include usual and customary disclosures in notes required by General Accepted Accounting Principles

                                   SmartGate
                            Consolidated Profit Loss
                            Qtr and YTD Comparison
                                 SEPTEMBER 2001

                                                           Sep '01              Qtr 3        Jan '01 - Sep '01
                                                         -----------         -----------     -----------------
    64600 - Office Expense & Supplies                       4,460.14           16,756.20           31,717.63
    64650 - Coffee & Water Svc                                137.01            4,459.06            1,464.78
    65700 - Salary-Office/R&D/Mfg                          32,523.15           96,811.35          258,982.20
    65800 - Salary-Commissions                                451.84            1,767.80            5,122.69
    66000 - R&D/Shop Expenses                                 803.90            4,886.13           10,983.58
    66100 - R&D Products & Materials                        2,016.08            9,850.84           34,564.34
    66200 - Reference Materials                                 0.00              119.78            2,208.25
    68000 - Marketing & Trade Shows                        51,491.84           86,757.00          168,770.18
    65600 - Officer Payroll & Expense                      19,654.96           59,139.91          171,627.20
    68100 - Taxes-Payroll                                   2,645.45            7,961.58           21,350.54
    98150 - Taxes-Payroll Unemployment Exp.                   324.37            1,043.51            5,983.74
    68200 - Taxes-Property                                      0.00                0.00                0.00
    68300 - Taxes-Penalties & Interest                          0.00                0.00              438.20
    69350 - EA                                                  0.00                0.00              900.00
                                                         -----------         -----------       -------------
    Total Expense                                         194,748.20          608,860.29        1,468,477.89
                                                         -----------         -----------       -------------
Net Ordinary Loss                                        (190,500.88)        (594,416.79)      (1,428,742.06)
                                                         -----------         -----------       -------------

Other Income/Expense
    Other Income
        70100 - Interest Income                             2,919.84           10,159.65           18,666.67

 Net Loss                                                (167,581.04)        (584,257.14)      (1,410,075.39)
                                                         ===========         ===========       =============

Unaudited - Prepared for Internal Management Use
Does not include usual and customary disclosures in notes required by General Accepted Accounting Principles

                            LETTER OF CLARIFICATION

         The parties to this Letter of Clarification expressly confirm and clarify that, for all purposes of the Agreement of Merger and Plan of Reorganization dated February 26, 2002, between Invisa, Inc. f/k/a SmartGate Inc., Radio Metrix Inc,. f/k/a SmartGate/RadioMetrix Acquisition Corp., and Radio Metrix Inc., the phrase "under normal commercial terms and conditions" refers to the operations incorporating the Radio Metrix technology (exclusive of the sale of the safety products for the powered closure industry) at a time when Invisa, Inc.'s business operations, which are devoted to products incorporating the Radio Metrix technology (exclusive of safety products for the powered closure industry), are no longer considered development stage as defined by generally accepted accounting principles.

         This Letter of Clarification has been executed by the following parties on the day and year first above written.

THE COMPANY
Invisa, Inc.
A Nevada corporation                      RMI SUCCESSORS



By:                                       By:
   ----------------------------------        ----------------------------------
   Edmund C. King, Chief Financial           Stephen A. Michael
   Officer                                   Successor in Interest and
                                             Individually

THE SUB
Radio Metrix Inc                          Spencer Charles Duffey Irrevocable
A Nevada corporation                      Trust u/a/d July 29, 1998
                                          Successor in Interest and Individually



By:                                       By:
   ----------------------------------        ----------------------------------
   Edmund C. King, Chief Financial           William W. Dolan, Trustee
   Officer
                                          Elizabeth Rosemary Duffey Irrevocable
                                          Trust u/a/d July 29, 1998
                                          Successor in Interest and Individually



                                          By:
                                             ----------------------------------
                                             William W. Dolan, Trustee



                                          By:
                                             ----------------------------------
                                             Robert T. Roth
                                             Successor in Interest and
                                             Individually



                                          By:
                                             ----------------------------------
                                             William W. Dolan
                                             Successor in Interest and
                                             Individually